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CALCULATION OF REGISTRATION FEE

	Amount to be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

6.75% Senior Notes due 2021	$200,000,000	104.500%	$209,000,000	$26,920

Guarantees of Senior Notes	—	—	—	—(2)

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

(2)
In accordance with Rule 457(n) of the Securities Act, no separate fee is payable with respect to guarantees of the senior notes being registered.

FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION NO. 333-192258

PROSPECTUS SUPPLEMENT
(to Prospectus dated November 12, 2013)

Bonanza Creek Energy, Inc.

$200,000,000
6 3/4% Senior Notes due 2021

Bonanza Creek Energy, Inc. is offering $200,000,000 aggregate principal amount of 6 3/4% Senior Notes due 2021. Interest is payable on April 15 and October 15 of each year, beginning on April 15, 2014. The notes will mature on April 15, 2021.

The notes offered hereby are an additional issue of our outstanding 6 3/4% Senior Notes due 2021, originally issued in an aggregate principal amount of $300 million on April 9, 2013 in a private offering. On July 1, 2013, we consummated an exchange offer in which we issued notes registered with the Securities and Exchange Commission (the "SEC") in exchange for these private notes. We refer to these registered notes as the "existing notes." The notes offered hereby will be issued under the same indenture and be part of the same series as the existing notes and will have the same CUSIP number as the existing notes. We refer to the existing notes and the notes offered hereby together as the "notes," except where the context indicates otherwise.

The notes will be fully and unconditionally guaranteed on a senior unsecured basis by our existing and future subsidiaries that incur or guarantee certain indebtedness, including indebtedness under our revolving credit facility (the "subsidiary guarantors"). The notes and the guarantees will rank equally in right of payment with our and the subsidiary guarantors' existing and future senior indebtedness, will be effectively junior to all of our and the subsidiary guarantors' existing and future secured indebtedness (to the extent of the value of the assets securing such indebtedness), including indebtedness under our revolving credit facility, will be structurally junior to the debt and other liabilities of any non-guarantor subsidiaries, and will rank senior in right of payment to all of our and the subsidiary guarantors' future subordinated debt.

We may redeem the notes at any time on or after April 15, 2017 at the redemption prices set forth in this prospectus supplement and the accompanying prospectus, together with accrued and unpaid interest, if any, to the date of redemption, and we may redeem the notes prior to April 15, 2017 at the "make-whole" redemption prices described in this prospectus supplement and the accompanying prospectus, together with accrued and unpaid interest, if any, to the date of redemption. In addition, we may redeem up to 35% of the notes until April 15, 2016 with an amount of cash equal to the proceeds of certain equity offerings at the redemption price set forth in this prospectus supplement and the accompanying prospectus. If we experience specific kinds of changes of control, we must offer to purchase the notes at 101% of the principal amount of the notes, plus accrued and unpaid interest. In some cases we may be required to use proceeds of asset sales to offer to purchase the notes with the net proceeds of the sale at 100% of the principal amount of the notes, plus accrued and unpaid interest.

The notes offered hereby will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 thereafter.

Investing in the notes involves risks.
See "Risk Factors" beginning on page S-17 of this prospectus supplement.

	Per Note	Total
Initial price to public(1)	104.500%	$209,000,000
Underwriting discounts and commissions(2)	1.943%	$3,886,000
Proceeds, before expenses, to Bonanza Creek Energy, Inc.(1)	102.557%	$205,114,000

(1)
Plus accrued interest from October 15, 2013 to the date of settlement. The accrued interest must be paid by the purchasers of the notes offered hereby.
(2)
See "Underwriting" for additional information regarding underwriter compensation.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about November 15, 2013.

Joint Book-Running Managers
Wells Fargo Securities		J.P. Morgan
KeyBanc Capital Markets	RBC Capital Markets	BMO Capital Markets
Co-managers
BBVA	IBERIA Capital Partners L.L.C.	Scotiabank
SOCIETE GENERALE	Capital One Securities	Credit Agricole CIB

Global Hunter Securities	SunTrust Robinson Humphrey

The date of this prospectus supplement is November 12, 2013.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

          This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

          If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

          We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may provide to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

          We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

          You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the dates of this prospectus supplement or the accompanying prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important that you read and consider all of the information in this prospectus supplement and the information contained in the accompanying prospectus and any other document incorporated by reference in making your investment decision.

          The terms "we," "us," "our," "our company," "the Company" and "Bonanza Creek Energy" refer to Bonanza Creek Energy, Inc. and its subsidiaries, unless the context otherwise requires or where otherwise indicated.

S-ii

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

          The information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference hereto and thereto contains various statements, including those that express belief, expectation or intention, as well as those that are not statements of historic fact, that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements may include projections and estimates concerning our capital expenditures, our liquidity and capital resources, our estimated revenues and losses, the timing and success of specific projects, outcomes and effects of litigation, claims and disputes, our business strategy and other statements concerning our operations, economic performance and financial condition. When used in this prospectus supplement and the accompanying prospectus, the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

          Forward-looking statements include statements related to, among other things:

  •
  our financial position;

  •
  reserves estimates;

  •
  estimates of loss contingencies;

  •
  liability for environmental and restoration obligations;

  •
  anticipated amount of production and percentage of liquids production;

  •
  anticipated amount and allocation of forecasted capital expenditures and plans for funding capital expenditures and operating expenses;

  •
  ability to modify future capital expenditures;

  •
  the Wattenberg Field being the most prospective area of the Niobrara formation;

  •
  compliance with debt covenants;

  •
  ability to satisfy obligations related to ongoing operations;

  •
  access to adequate gathering systems and pipeline take-away capacity to execute our drilling program;

  •
  impact from high gas gathering pipeline pressures and emission compliance on production and results of operations;

  •
  fair value measurements;

  •
  estimated discount rate;

  •
  inflationary pressures;

  •
  natural gas, oil and NGL prices and factors affecting the volatility of such prices;

  •
  the ability to use derivative instruments to manage commodity price risk and its impact on our cash flows;

  •
  creditworthiness of counterparties and the impact of a counterparty's failure to perform;

  •
  change in internal controls and risk factors;

  •
  plans to drill or participate in wells;

  •
  loss of any purchaser of our products;

S-iii

  •
  compliance with local, state and federal regulation;

  •
  our ability to replace oil and natural gas reserves;

  •
  impact of recently issued accounting pronouncements;

  •
  sufficiency of our cash on hand, cash flow from operating activities and availability under our revolving credit facility to fund our planned capital expenditures and operating expenses and comply with our debt covenants; and

  •
  other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations or pricing.

          We have based these forward-looking statements on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining actual future results. The actual results or developments anticipated by these forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, and may not be realized or, even if substantially realized, may not have the expected consequences. Actual results could differ materially from those expressed or implied in the forward-looking statements.

          Factors that could cause actual results to differ materially include, but are not limited to:

  •
  the risk factors discussed in this prospectus supplement and the accompanying prospectus;

  •
  declines or volatility in the prices we receive for our oil, liquids and natural gas;

  •
  general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business;

  •
  the continuing global economic slowdown that has and may continue to adversely affect consumption of oil and natural gas by businesses and consumers;

  •
  ability of our customers to meet their obligations to us;

  •
  our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fully develop our undeveloped acreage positions;

  •
  the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;

  •
  uncertainties associated with estimates of proved oil and gas reserves and, in particular, probable and possible resources;

  •
  the possibility that the industry may be subject to future regulatory or legislative actions (including additional taxes and changes in environmental regulation);

  •
  environmental risks;

  •
  seasonal weather conditions and lease stipulations;

  •
  drilling and operating risks, including the risks associated with the employment of horizontal drilling techniques;

  •
  ability to acquire adequate supplies of water for drilling operations and to dispose of resulting wastewaters;

  •
  availability of oilfield equipment, services and personnel;

  •
  exploration and development risks;

S-iv

  •
  competition in the oil and natural gas industry;

  •
  management's ability to execute our plans to meet our goals;

  •
  risks related to our derivative instruments;

  •
  our ability to retain key members of our senior management and key technical employees;

  •
  ability to maintain effective internal controls;

  •
  access to adequate gathering systems and pipeline take-away capacity to execute our drilling program;

  •
  our ability to secure firm transportation for oil and natural gas we produce and to sell the oil and natural gas at market prices;

  •
  costs and other risks associated with perfecting title for mineral rights in some of our properties;

  •
  continued hostilities in the Middle East and other sustained military campaigns or acts of terrorism or sabotage; and

  •
  other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations or pricing.

          All forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation to update or revise these statements unless required by law, and you should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference hereto and thereto are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under "Risk Factors" and elsewhere in this prospectus supplement and in the section entitled "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2012 and any subsequently filed reports, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

S-v

SUMMARY

          This summary highlights some of the information contained elsewhere in this prospectus supplement or the accompanying prospectus, or that is incorporated by reference herein or therein and does not contain all of the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein before making an investment decision. You should carefully consider the information set forth under "Risk Factors" in this prospectus supplement as well as those risks described in our Annual Report on Form 10-K for the year ended December 31, 2012 and any subsequently filed reports, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, certain statements include forward-looking information that involve risks and uncertainties. See "Cautionary Statement Regarding Forward-Looking Statements." We have provided definitions for certain oil and natural gas terms used in this prospectus supplement in the "Glossary of Oil and Natural Gas Terms."

 Bonanza Creek Energy, Inc.

Overview

          We are an independent energy company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States. Our oil and liquids-weighted assets are concentrated primarily in the Wattenberg Field in Colorado (Rocky Mountain region) and the Dorcheat Macedonia Field in southern Arkansas (Mid-Continent region). In addition, we own and operate oil-producing assets in other fields in Arkansas and the North Park Basin in Colorado. During the second quarter of 2012, we began the divestiture process for all of our California properties, with one property remaining to be sold as of September 30, 2013. Under generally accepted accounting principles, the results of operations for the California properties are presented as "discontinued operations" and are not included in this summary unless otherwise noted. Our management team has extensive experience acquiring and operating oil and gas properties and significant expertise in horizontal drilling and fracture stimulation, which we believe will continue to contribute to the development of our sizable inventory of projects. As of December 31, 2012, we operated approximately 99.3% of our proved reserves with an average working interest of 87.3%, providing us with significant control over the rate of development of our asset base.

          As of December 31, 2012, we had accumulated 79,843 gross (69,184 net) leasehold acres across our properties. We are currently focused on the horizontal development of significant resource potential from the Niobrara and Codell formations in the Wattenberg Field in Colorado, and are investing approximately 80% of our 2013 capital budget in this project. Approximately 20% of our 2013 budget is allocated to our Mid-Continent region, primarily to the vertical development of the Dorcheat Macedonia Field in southern Arkansas, targeting the oily Cotton Valley sands. We also plan to drill development wells in the nearby McKamie Patton Field, and during the first quarter of 2013, we completed an expansion of our gas processing facilities associated with these fields in Arkansas.

          We believe the location, size and concentration of our acreage in our core project areas provide an opportunity to significantly increase production, lower costs and further delineate our resource potential. Excluding California, for the nine months ended September 30, 2013, we drilled 105 operated wells and participated in two non-operated wells, achieving a production rate of 14,504 Boe/d, of which 72% was crude oil and natural gas liquids, representing a 73% increase over the production rate for the nine months ended September 30, 2012. Excluding California, for the three months ended September 30, 2013, our production rate averaged 17,656 Boe/d from continuing operations, of which 72% was crude oil and natural gas liquids, representing an 88% increase over the production rate for the three months ended September 30, 2012. For the third quarter of 2013, our assets in the Rocky Mountain region contributed 67% of our overall net sales volumes.

          Cawley, Gillespie & Associates, Inc., our independent reserve engineers, estimated our net proved reserves, including our California properties, as of December 31, 2012, to be as follows:

Estimated Proved Reserves	Crude Oil (MBbls)	Natural Gas (MMcf)	Natural Gas Liquids (MBbls)	Total Proved (MBoe)
Developed
Rocky Mountain	8,365	31,646	—	13,639
Mid-Continent	5,934	17,296	1,345	10,162
California	31	—	—	31
Undeveloped
Rocky Mountain	10,847	47,692	—	18,796
Mid-Continent	4,982	21,914	1,762	10,396
California	—	—	—	—

Total Proved	30,159	118,548	3,107	53,024

	Estimated Proved Reserves at December 31, 2012(1)				Production for the Nine Months Ended September 30, 2013
	Total Proved (MBoe)	% of Total	% Proved Developed	PV-10 ($ in millions)(2)	Average Net Daily Production (Boe/d)	% of Total	Estimated 2013 Capital Expenditures ($ in millions)
Rocky Mountain	32,435	61%	42%	$450.2	9,129	63	$368-380
Mid-Continent	20,558	39%	49%	383.9	5,376	37	92-95
California(3)	31	0%	100%	0.6	46	—	—

Total	53,024	100%	45%	$834.7	14,551	100%	$460-475

(1)
Proved reserves and related future net revenue and PV-10 were calculated using prices equal to the twelve-month unweighted arithmetic average of the first-day-of-the-month commodity prices for each of the preceding twelve months, which were $94.71 per Bbl WTI of oil/condensate and $2.757 per MMBtu HH of natural gas. Adjustments were then made for location, grade, transportation, gravity, and Btu content, which resulted in a decrease of $3.67 per Bbl and an increase of $1.02 per MMBtu.

(2)
PV-10 is a non-GAAP financial measure and represents the present value of estimated future cash inflows from proved crude oil and natural gas reserves, less future development and production costs, discounted at 10% per annum to reflect timing of future cash inflows and using the twelve-month unweighted arithmetic average of the first-day-of-the-month commodity prices (after adjustment for differentials in location and quality) for each of the preceding twelve months. We believe that PV-10 provides useful information to investors as it is widely used by professional analysts and sophisticated investors when evaluating oil and gas companies. We believe that PV-10 is relevant and useful for evaluating the relative monetary significance of our reserves. Professional analysts and sophisticated investors may utilize the measure as a basis for comparison of the relative size and value of our reserves to other companies' reserves. Because there are many unique factors that can impact an individual company when estimating the amount of future income taxes to be paid, we believe the use of a pre-tax measure is valuable in evaluating our reserves. PV-10 is not intended to represent the current market value of our estimated reserves. PV-10 differs from Standardized Measure of Discounted Future Net Cash Flows ("Standardized

  Measure") because PV-10 does not include the effect of future income taxes. See "Summary Reserves and Operations Data — Reconciliation of PV-10 to Standardized Measure" below. PV-10 may not be comparable to similar measures used in our various agreements, including our revolving credit facility and the indenture that will govern the notes.

(3)
In the second quarter 2012, we began divesting our non-core properties in California. Beginning in 2012 the California properties have been treated as assets held for sale, and production, revenue and expenses associated with these properties were removed from continuing operations and reported as discontinued operations. During 2012, we sold a majority of our properties in California for approximately $9.3 million in the aggregate.

Our Core Operations

Rocky Mountain Region

          The main area in which we operate in the Rocky Mountain region is the Wattenberg Field in Weld County, Colorado. We also own additional, largely undeveloped assets in the North Park Basin in Jackson County, Colorado.

          The bulk of our operations are in the oil and liquids-weighted extension area of the Wattenberg Field targeting the Niobrara and Codell formations. As of December 31, 2012, our Wattenberg position consisted of approximately 36,000 gross (31,700 net) acres and we have maintained an active leasing program throughout 2013. We own 3-D seismic surveys covering substantially all of our acreage in the Wattenberg Field, which helps provide efficient and targeted operations. Our estimated proved reserves at December 31, 2012 in the Wattenberg Field were 31,943 MBoe. As of September 30, 2013, we had a total of 276 producing wells, of which 101 were horizontal wells, and our average daily production for the third quarter of 2013 was approximately 11,802 Boe/d, of which 94% came from horizontal wells. Our working interest for all producing wells averages approximately 91% and our net revenue interest is approximately 75%.

          Beginning in 2011, we have successfully used horizontal drilling and multi-stage fracture stimulation techniques to achieve significantly improved recoveries from the Niobrara and Codell formations in the Wattenberg Field. We are continuing to develop the Niobrara B Bench at 80-acre spacing, while testing the Niobrara C bench and Codell as well as further down spacing and extended reach laterals. Since we began our horizontal Niobrara B Bench development program in 2011, through September 30, 2013, we have drilled 96 Niobrara B Bench wells, of which 87 are approximately 4,000 foot laterals, six of which are on 40-acre spacing, and three are extended reach laterals of greater than 9,000 feet. We began testing Niobrara B Bench wells on 40 acre spacing in 2013. The first two of these wells were drilled as offsets to an existing well and produced 30-day average initial production rates of approximately 418 Boe/d at 80% crude oil. Our subsequent four well pilot test of the Niobrara B Bench at 40 acre spacing achieved 30-day average initial production rates of 343 Boe/d at 83% crude oil with 60-day average initial production rates of 292 Boe/d at 77% crude oil. We have drilled three extended reach lateral wells targeting the Niobrara B Bench, and have average 30-day initial production rates on two of them of 781 Boe/d at 78% crude oil and 60-day initial production rates on two of them of 711 Boe/d at 73% crude oil. We believe our acreage position has been fully delineated for the Niobrara B Bench and expect this horizon to be a primary source of future production growth.

          Our testing in the Niobrara C Bench and Codell formation has been successful and supports future delineation and development drilling. We have drilled five wells in the Niobrara C Bench with average 30-day initial production rates of 422 Boe/d, of which 83% is crude oil. We are continuing to test the Codell formation, which we deem to be prospective on approximately 15,000 of our net acres, with our first three horizontal Codell wells achieving average 30-day initial production rates of 539 Boe/d, of which 71% is crude oil.

Mid-Continent Region

          In southern Arkansas, we target the oil-rich Cotton Valley sands primarily in the Dorcheat Macedonia Field and have additional assets in McKamie Patton and other fields. We average an approximately 74% working interest and an approximately 64% net revenue interest on all producing wells, and all of our acreage is held by production in the Mid-Continent region. As of December 31, 2012, our estimated proved reserves in this region were approximately 20,558 Mboe. For the nine months ended September 30, 2013, we drilled 40 wells, and our average net daily production increased to 5,854 Boe/d for the quarter ended September 30, 2013. In the Dorcheat Macedonia Field, we have drilled eight wells to test five acre downspacing and positive early results warrant further testing across our acreage.

          Gas Processing Facilities.    Our Mid-Continent gas processing facilities are located in Lafayette and Columbia counties in Arkansas and are strategically located to serve our production in the region. In the aggregate, our Arkansas gas processing facilities have approximately 40 MMcf/d of capacity with 86,000 gallons per day of associated natural gas liquids capacity. Our ownership of these facilities and related gathering pipeline provides us with the benefit of controlling processing and compression of our natural gas production and timing of connection to our newly completed wells.

2014 Capital Program

          Our anticipated total 2014 capital budget is in a range of $575 million to $625 million. We plan to spend approximately 85% of our total 2014 budget on our assets in the Rocky Mountain region and approximately 15% on our assets in southern Arkansas. The ultimate amount of capital we will expend may fluctuate materially based on, among other things, market conditions, the success of our drilling results as the year progresses and changes in the borrowing base under our revolving credit facility.

Our Business Strategies

          Our goal is to increase our production, proved reserves and cash flow. We intend to accomplish this by focusing on the following key strategies:

  •
  Increase Production from Wattenberg Horizontal Opportunities and Develop Additional Resource Potential in Both our Core Areas.  We intend to continue to develop the Niobrara and Codell formations utilizing horizontal drilling. While we are focused on the Niobrara B Bench, primarily using 4,000 foot laterals, we have begun, and plan to continue, to develop the Niobrara C Bench and Codell formation as well as to test extended reach lateral drilling in the Wattenberg Field and downspacing concepts in both of our core areas. We expect to continue to generate profitable, long-term reserve and production growth predominantly through repeatable, lower-risk development drilling on our assets, which have multiple resource horizons in each play.

  •
  Pursue Low-Risk Growth Strategy.  We intend to pursue bolt-on acquisitions in the Wattenberg Field and in southern Arkansas where we can take advantage of our operational scale and local knowledge. In addition, we will evaluate unconventional oil and liquids-rich opportunities where we believe the application of our core competencies of horizontal drilling and fracture stimulation will enhance the value and performance of the acquired properties.

  •
  Maintain High Degree of Operatorship.  We currently have and intend to maintain a high working interest in our assets, thereby allowing us to leverage our technical, operating and management skills and control the timing of our capital expenditures.

  •
  Manage Risk Exposure.  In order to achieve more predictable cash flow and to reduce our exposure to adverse fluctuations in oil prices, we have entered into and intend in the future to enter into hedging transactions for a significant portion of our expected oil production.

Our Competitive Strengths

          We believe the following combination of strengths will enable us to implement our strategies:

  •
  High Quality Asset Base with Oil and Liquids-Weighted Growth.  As of December 31, 2012, we have accumulated approximately 31,700 net acres in the Wattenberg Field prospective for the Niobrara formation, approximately 15,000 net acres of which are also prospective for the Codell formation. Our acreage is in an area noted for its net high oil and liquids content, with oil and NGLs comprising approximately 63% of proved reserves and approximately 72% of current production, yielding strong economic returns. We believe our acreage position represents a large inventory of high value, ready-to-drill potential locations with significant upside potential and that the consistently positive results in this play by us and other operators validate our investment and the continued development of the area. We believe adequate gathering systems and takeaway capacity are in place, enabling a short time period from well completion to first product sales and relatively strong pricing.

  •
  Contiguous Nature of Our Leasehold.  Our acreage positions in the Wattenberg Field and in the Mid-Continent region are highly contiguous which allows for more efficient field operations. In the Wattenberg Field, we believe our leasehold is particularly advantaged for development with horizontal wells and extended reach laterals.

  •
  High Degree of Operational Control.  We operate approximately 99% of our proved reserves with an average working interest of approximately 87%, providing us with significant control over the rate of development of our asset base. This allows us to employ the drilling and completion techniques we believe to be most effective, manage costs and control the timing and allocation of our capital expenditures.

  •
  Gas Processing Capability in Southern Arkansas.  We own three gas processing facilities and 150 miles of gathering pipeline that principally serve our production from the Dorcheat Macedonia Field and our McKamie Patton Field properties. We believe the ownership of this gathering and processing infrastructure allows us to better control the timing of the development of our reserves and improves our economics in southern Arkansas.

  •
  Experienced Management Team with Proven Track Record.  Our senior management team has extensive experience in the oil and gas industry. Our senior technical team averages more than 30 years of industry experience, including experience in multiple North American resource plays and basins. We believe our management and technical team is one of our principal competitive strengths due to its proven track record in identification, acquisition and execution of resource conversion opportunities. In addition, this team possesses substantial expertise in horizontal drilling techniques and fracture stimulation.

  •
  Financial Flexibility.  Our capital structure is intended to provide a high degree of financial flexibility to grow our asset base, both through organic projects and opportunistic acquisitions. As of September 30, 2013, on an as adjusted basis to give effect to this offering and the application of the net proceeds therefrom as described in "Use of Proceeds," we would have total liquidity of approximately $477.5 million, comprised of $294.0 million of availability under our revolving credit facility and approximately $183.5 million of cash and equivalents on hand. We also employ a disciplined approach to management of leverage, setting our target maximum leverage at 2.0x net debt/EBITDAX.

Recent Developments

Amendment to Our Revolving Credit Facility

          On November 6, 2013, we amended our revolving credit facility to, among other things, (i) increase the borrowing base from $330 million to $450 million (although bank commitments are currently limited to $330 million, we have the option to access, subject to lender commitments, the full $450 million prior to the next semi-annual borrowing base redetermination), (ii) provide that from the date of the amendment until the next borrowing base redetermination, we may issue up to $200 million in debt securities without incurring a reduction in our borrowing base and (iii) extend the maturity of our revolving credit facility to September 15, 2017.

Issuance of Existing 6.75% Senior Notes due 2021

          On April 9, 2013, we issued and sold $300 million in aggregate principal amount of our 6.75% Senior Notes due 2021 in a private offering. On July 1, 2013, we consummated an exchange offer in which we issued notes registered with the SEC in exchange for these private notes. We refer to these registered notes as the "existing notes." The existing notes are general senior unsecured obligations of the Company and will mature on April 15, 2021. Interest on the existing notes accrues at the rate of 6.75% per annum and is payable semiannually in arrears on April 15 and October 15, commencing on October 15, 2013. Each of our subsidiaries that incurs or guarantees certain indebtedness, including borrowings under our revolving credit facility, guarantees the existing notes. These guarantees are senior unsecured obligations of the subsidiary guarantors. We used the net proceeds from this offering to repay all outstanding borrowings under our revolving credit facility and to fund our drilling and development program and other capital expenditures.

          The notes offered hereby are additional notes under the indenture pursuant to which the existing notes were issued and will have identical terms, other than the issue date, and will constitute part of the same series as and will be fungible with the existing notes. For a more detailed summary of the terms and conditions of the existing notes and the notes offered hereby, see "Description of Notes" included in the accompanying prospectus.

Corporate Information

          Our principal executive offices are located at 410 17th Street, Suite 1400, Denver, Colorado 80202. The telephone number at our principal executive offices is (720) 440-6100 and our website address is www.bonanzacrk.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider the information contained on our website to be part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

          The summary below describes the principal terms of the notes offered hereby. Some of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed summary of the terms and conditions of the notes offered hereby, see the "Description of Notes" section of the accompanying prospectus.

Issuer	Bonanza Creek Energy, Inc.
Notes Offered	$200,000,000 aggregate principal amount of 6 3/4% senior notes due 2021.

The notes offered hereby are an additional issue of our outstanding 6 3/4% Senior Notes due 2021, originally issued in an aggregate principal amount of $300 million on April 9, 2013 in a private offering. On July 1, 2013, we consummated an exchange offer in which we issued notes registered with the SEC in exchange for these private notes. We refer to these registered notes as the "existing notes." The notes offered hereby will be issued under the same indenture and part of the same series as the existing notes and will have the same CUSIP number as the existing notes. We refer to the existing notes and the notes offered hereby together as the "notes," except where the context indicates otherwise.
Issue Price	104.500% of principal amount plus accrued interest from October 15, 2013.
Maturity	April 15, 2021.
Interest	6.75% per annum.
Interest Payment Dates	April 15 and October 15 of each year, commencing April 15, 2014.
Ranking	The notes will be our general unsecured obligations. The notes will rank:
• equally in right of payment with all of our existing and future senior debt, including the $300.0 million of existing notes;
• senior in right of payment to all of our future subordinated indebtedness;

•

effectively junior to (i) our existing and future secured indebtedness, including indebtedness under our revolving credit facility, to the extent of the value of the collateral securing such indebtedness and (ii) claims preferred by operation of law; and

• structurally junior to all existing and future debt and other liabilities (including trade payables) of any subsidiaries that are not guarantors of the notes.

As of November 11, 2013, after giving effect to this offering and the application of the net proceeds therefrom as described under "Use of Proceeds," we and our subsidiaries would have had $294.0 million of unused capacity under our revolving credit facility and no outstanding borrowings thereunder, exclusive of $36.0 million of outstanding letters of credit. All obligations under our revolving credit facility are secured, and as a result, effectively senior to the notes and the guarantees of the notes by the subsidiary guarantors (as defined in "— Subsidiary Guarantees") (to the extent of the value of the collateral securing such obligations).
Subsidiary Guarantees
The notes will be jointly and severally guaranteed on a senior unsecured basis by our existing and future subsidiaries that guarantee or are borrowers under our revolving credit facility or certain other indebtedness, which we refer to as the "subsidiary guarantors." The guarantees of the notes will rank:
• equally in right of payment with all of the existing and future senior debt of our subsidiary guarantors;
• senior in right of payment to all of the future subordinated indebtedness of our subsidiary guarantors;

•

effectively junior to (i) all existing and future secured indebtedness of our subsidiary guarantors, including their guarantees under our revolving credit facility, to the extent of the value of the collateral securing such indebtedness and (ii) claims preferred by operation of law; and

• structurally junior to all existing and future debt and other liabilities (including trade payables) of any subsidiaries of the guarantors that are not guarantors of the notes.
Optional Redemption
Beginning on April 15, 2017, we may on any one or more occasions redeem some or all of the notes at the redemption prices listed under "Description of Notes — Optional Redemption" in the accompanying prospectus, together with any accrued and unpaid interest on the notes to the date of redemption. Prior to April 15, 2017, we may on any one or more occasions redeem some or all of the notes at a "make-whole" redemption price described under "Description of Notes — Optional Redemption" in the accompanying prospectus, together with accrued and unpaid interest to the date of redemption.

In addition, on any one or more occasions prior to April 15, 2016, we may redeem up to 35% of the notes with an amount of cash not greater than the net cash proceeds of certain sales of our equity securities at 106.75% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, if at least 65% of the aggregate principal amount of the notes originally issued under the indenture remains outstanding after such redemption and the redemption occurs within 90 days after the date of the closing of such equity offering. See "Description of Notes — Optional Redemption" in the accompanying prospectus.
Change of Control
Upon a change of control (as defined under "Description of Notes — Certain Definitions" in the accompanying prospectus), we must offer to repurchase the notes at 101% of the principal amount of the notes, plus accrued and unpaid interest to the date of repurchase.
Certain Covenants	The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:
• pay dividends on, repurchase or redeem our capital stock or repurchase or redeem our subordinated debt;
• make certain investments;
• incur or guarantee additional indebtedness or issue preferred stock;
• create or incur certain liens;
• sell or transfer assets;
• consolidate, merge or transfer all or substantially all of our assets;
• enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us;
• engage in transactions with affiliates; and
• create unrestricted subsidiaries.
The covenants set forth in the indenture are subject to important exceptions and qualifications that are described under "Description of Notes" in the accompanying prospectus.

If the notes achieve an investment grade rating from each of Moody's Investors Service, Inc. ("Moody's) and Standard & Poor's Ratings Services ("Standard & Poor's") and no default has occurred and is continuing, many of these covenants will be suspended. See "Description of Notes — Certain Covenants — Suspension of Covenants if Notes Rated Investment Grade" in the accompanying prospectus.
Trustee	Wells Fargo Bank, N.A.

Governing Law	The notes will be and the indenture is governed by New York law.
Use of Proceeds
We expect to receive net proceeds of approximately $204.6 million from this offering, after deducting the underwriters' discounts and commissions and estimated offering expenses. We intend to use the net proceeds of this offering to repay all of the outstanding borrowings under our revolving credit facility, which totaled approximately $68.5 million as of November 11, 2013. We intend to use the remaining net proceeds of this offering for general corporate purposes, which may include funding our drilling and development program and capital expenditures. See "Use of Proceeds."
Risk Factors	See "Risk Factors" beginning on page S-17 for a discussion of factors you should carefully consider before investing in the notes.

SUMMARY HISTORICAL FINANCIAL DATA

          The following tables set forth selected historical financial data of Bonanza Creek Energy, Inc. and our predecessor, Bonanza Creek Energy Company, LLC ("BCEC"), as of and for the periods indicated.

          The consolidated statement of operations data for the years ended December 31, 2012 and 2011, and the eight-day period ended December 31, 2010 are derived from our audited consolidated financial statements incorporated by reference in this prospectus supplement. The consolidated statement of operations data for the period ended December 23, 2010 are derived from the audited consolidated financial statements of BCEC incorporated by reference in this prospectus supplement. The consolidated statement of operations data for the nine months ended September 30, 2013 and 2012 are derived from our unaudited consolidated financial statements incorporated by reference in this prospectus supplement.

          The consolidated balance sheet data as of December 31, 2012, 2011 and 2010 are derived from our audited consolidated financial statements incorporated by reference in this prospectus supplement. The consolidated balance sheet data as of September 30, 2013 and 2012 are derived from our unaudited consolidated financial statements incorporated by reference in this prospectus supplement.

          Selected historical financial data of the Company and BCEC for all periods prior to December 31, 2011, have been recast to present the results of operations and financial position of the Company related to certain properties in California sold in 2012 or held for sale as of December 31, 2012, as discontinued operations.

	Bonanza Creek Energy, Inc.
						Period from Inception (December 23, 2010) to December 31, 2010	Bonanza Creek Energy Company, LLC (Predecessor) Period Ended December 23, 2010(2)
	Nine Months Ended September 30,		Year Ended December 31,
					Pro Forma 2010(1)
	2013	2012	2012	2011
					(unaudited)
	(in thousands, except per share amounts)
Statement of Operations Data:
Revenues:
Oil sales	$245,112	$133,880	$195,175	$79,568	$40,466	$1,200	$29,608
Natural gas sales	30,325	12,238	19,795	13,442	10,253	207	6,226
Natural gas liquids and CO2 sales	13,361	11,495	16,235	12,714	8,365	213	7,672

Total revenues	288,798	157,613	231,205	105,724	59,084	1,620	43,506

Operating expenses:
Lease operating	36,986	22,506	30,695	18,253	14,377	419	11,948
Severance and ad valorem taxes	18,250	9,387	13,674	5,918	2,368	66	1,468
Depreciation, depletion and amortization	89,630	41,751	66,202	28,014	18,856	436	12,598
General and administrative	30,544	19,498	26,922	13,164	9,339	324	8,375
Employee stock compensation(3)	9,716	2,912	4,483	4,449	—	—	—
Exploration	3,524	9,564	10,715	878	246	—	226
Impairment of oil and gas properties	—	269	611	623	—	—	—
Cancelled private placement(4)	—	—	—	—	2,378	—	2,378

Total operating expenses	188,651	105,887	153,302	71,299	47,564	1,245	36,993

Income (loss) from operations	100,147	51,726	77,903	34,425	11,520	375	6,513
Other income (expense):
Interest expense	(14,013)	(2,342)	(4,133)	(4,017)	(1,263)	(58)	(18,001)
Amortization of debt discount	—	—	—	—	—	—	(8,862)
Write off of deferred financing costs	—	—	—	—	(1,663)	—	(1,663)
Unrealized gain (loss) in fair value of warrant put option(5)	—	—	—	—	—	—	34,345
Unrealized gain (loss) in fair value of commodity derivatives	(4,576)	2,985	1,650	225	(8,119)	(514)	(7,605)
Realized gain (loss) on settled commodity derivatives	(9,866)	(1,174)	(725)	(3,024)	5,872	(47)	5,919
Other income (loss)	(3)	(83)	(133)	(110)	(46)	—	19

Total other income (expense)	(28,459)	(613)	(3,341)	(6,926)	(5,219)	(619)	4,152

Income (loss) from continuing operations before taxes	71,688	51,113	74,562	27,499	6,301	(244)	10,665
Income tax benefit (expense)(6)	(27,607)	(19,797)	(29,991)	(12,890)	(2,319)	90	—

Income (loss) from continuing operations	44,081	31,316	44,571	14,609	3,982	(154)	10,665

Discontinued operations
(Loss) income from operations associated with oil and gas properties held for sale	(535)	(791)	(927)	(3,610)	(312)	(13)	64
Gain on sale of oil and gas properties	—	4,280	4,192	—	4,055	—	4,055
Income tax (expense) benefit	206	(1,331)	(1,313)	1,692	(1,377)	5	—

(Loss) income from discontinued operations	(329)	2,157	1,952	(1,918)	2,366	(8)	4,119

Net income (loss)	$43,752	$33,473	$46,523	$12,691	$6,348	$(162)	$14,784

(1)
On December 23, 2010, in connection with an investment from Project Black Bear LP, an entity advised by West Face Capital Inc. and certain clients of Alberta Investment Management Corporation, we acquired BCEC and Holmes Eastern Company, LLC, which transactions we refer to as our "Corporate Restructuring." The pro forma information above gives effect to our Corporate Restructuring as if it had occurred on January 1, 2010. For a discussion of this pro forma information, see "Item 6 Selected Financial Data — Unaudited Pro Forma Financial Information" included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(2)
We completed our Corporate Restructuring on December 23, 2010.

(3)
Employee stock compensation for the nine months ended September 30, 2013 includes $2.7 million in expense incurred with the distribution of shares of our common stock from the BCEC Investment Trust to certain former employees in February 2013. The shares were originally issued to the employees in December 2010 and held in trust in connection with our Corporate Restructuring.

(4)
Expenditures in connection with a cancelled private placement of our preferred stock in 2010.

(5)
Warrants issued in connection with the issuance of our senior subordinated notes in 2010 were exchanged for shares of our common stock in connection with our Corporate Restructuring.

(6)
Our predecessor, BCEC, was a partnership for federal income tax purposes and, therefore, was not subject to entity-level taxation. Our pro forma results reflect our taxation as a subchapter "C" corporation at an estimated combined state and federal income tax rate of 36.9%.

	As of September 30,		As of December 31,
	2013	2012	2012	2011	2010
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$17,369	$4,846	$4,268	$2,090	$—
Property and equipment, net	1,187,347	863,914	943,174	618,229	481,374
Oil and gas properties held for sale, less accumulated depreciation and depletion	442	5,038	582	9,896	15,208
Total assets	1,299,772	925,538	1,002,490	664,349	516,104
Long term debt	338,500	122,300	158,000	6,600	55,400
Total members'/stockholders' equity (deficit)	628,482	564,365	578,518	527,982	356,380

	Bonanza Creek Energy, Inc.
						Bonanza Creek Energy Company, LLC (Predecessor) Period Ended December 23, 2010
	Nine Months Ended September 30,		Year Ended December 31,		Inception (December 23, 2010) to December 31, 2010(1)
	2013	2012	2012	2011
	(in thousands)
Statement of Cash Flows Data:
Net cash provided by (used in) operating activities	$181,255	$92,648	$156,910	$57,603	$(1,633)	$22,759
Net cash provided by (used in) investing activities	(337,729)	(204,914)	(304,551)	(158,902)	(817)	(32,127)
Net cash provided by (used in) financing activities	169,575	115,023	149,819	103,389	—	9,297
Other Data:
Adjusted EBITDAX(2)	192,945	107,990	162,060	68,577	822	25,071
Drilling capital expenditures	331,450	235,533	340,881	165,467	817	34,528

(1)
We completed our Corporate Restructuring on December 23, 2010.

(2)
Adjusted EBITDAX is a supplemental non-GAAP financial measure. For a definition of Adjusted EBITDAX and a reconciliation of Adjusted EBITDAX to our net income (loss), see "— Adjusted EBITDAX."

Adjusted EBITDAX

          Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies and is not a measure of net income or cash flows as determined by GAAP.

          Management believes Adjusted EBITDAX is useful because it allows investors to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed below from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income or cash flows from operating activities as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Our computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies, and may not be comparable to similarly titled measures used in our various agreements, including our revolving credit facility and the indenture that will govern the notes. We believe that Adjusted EBITDAX is a widely followed measure of operating performance and may also be used by investors to measure our ability to meet debt service requirements.

	Bonanza Creek Energy, Inc.
						Bonanza Creek Energy Company, LLC (Predecessor) Period Ended December 23, 2010
	Nine Months Ended, September 30,		Year Ended December 31,		Inception (December 23, 2010) to December 31, 2010(1)
	2013	2012	2012	2011
	(in thousands)
Adjusted EBITDAX Reconciliation to Net Income
Net income	$43,752	$33,473	$46,523	$12,691	$(162)	$14,784
Changes in unrealized (gain) on derivative instruments	4,576	(2,985)	(1,650)	(225)	514	(26,740)
Change in unrealized loss on derivative liability assumed	—	—	—	—	—	(4,407)
Income taxes	27,401	21,129	31,305	11,198	(94)	—
Cancelled private placement	—	—	—	—	—	2,378
(Gain) on sale of properties	—	(4,280)	(4,192)	—	—	(4,055)
Accretion of debt discount	—	—	—	—	—	8,862
Write off of deferred financing costs	—	—	—	—	—	1,663
Interest expense	14,013	2,342	4,133	4,017	58	18,001
Depreciation, depletion and amortization	89,897	43,901	68,445	31,508	506	14,225
Impairment of oil and gas properties	—	1,917	2,259	4,067	—	—
Non-cash stock compensation	9,716	2,912	4,483	4,437	—	—
Exploration expenses	3,590	9,581	10,754	884	—	360

Adjusted EBITDAX	$192,945	$107,990	$162,060	$68,577	$822	$25,071

(1)
We completed our Corporate Restructuring on December 23, 2010.

SUMMARY RESERVES AND OPERATIONS DATA

          The estimates of our net proved reserves as of December 31, 2012, 2011 and 2010 are based on reserve reports prepared by Cawley, Gillespie & Associates, Inc., our independent reserve engineers, which was founded in 1961 and performs consulting petroleum engineering services under Texas Board of Professional Engineers Registration No. F-693.

	As of December 31,
	2012	2011	2010
Estimated Proved Reserves(1):
Crude oil (MMBbls)	30.2	24.6	18.6
Natural gas (Bcf)	118.5	93.0	62.9
Natural gas liquids (MMBbls)	3.1	3.6	3.8

Total proved (MMBoe)(2)	53.0	43.7	32.9

Proved developed producing (MMBoe)(2)	16.6	11.2	7.5
Proved developed non-producing (MMBoe)(2)	7.2	5.8	4.1

Total proved developed (MMBoe)(2)	23.8	17.0	11.6
Proved undeveloped (MMBoe)(2)	29.2	26.7	21.3

(1)
Proved reserves were calculated using prices equal to the twelve-month unweighted arithmetic average of the first-day-of-the-month prices for each of the preceding twelve months, which were $94.71 per Bbl WTI of oil/condensate and $2.757 per MMBtu HH of natural gas, $96.19 per Bbl WTI of oil/condensate and $4.12 per MMBtu HH of natural gas, $79.43 per Bbl WTI of oil/condensate and $4.38 per MMBtu HH of natural gas for the years ended December 31, 2012, 2011 and 2010 respectively. Adjustments were made for location and the grade of the underlying resource.

(2)
Determined using the ratio of six Mcf of natural gas being equivalent to one Bbl of crude oil.

PV-10

          PV-10 is derived from the Standardized Measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure. PV-10 is a computation of the Standardized Measure on a pre-tax basis. PV-10 is equal to the Standardized Measure at the applicable date, before deducting future income taxes, discounted at 10%. We believe that the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to our estimated net proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of our oil and natural gas properties. Further, investors may utilize the measure as a basis for comparison of the relative size and value of our reserves to other companies. We use this measure when assessing the potential return on investment related to our oil and natural gas properties. PV-10, however, is not a substitute for the Standardized Measure. Our PV-10 measure and the Standardized Measure do not purport to present the fair value of our oil and natural gas reserves. PV-10 may not be comparable to similar measures used in our various agreements, including our revolving credit facility and the indenture that will govern the notes.

Reconciliation of PV-10 to Standardized Measure

          The following table provides a reconciliation of our PV-10 to Standardized Measure:

	As of December 31,
	2012	2011	2010
	(in millions)
PV-10	$834.7	$794.0	$461.6
Estimated Taxes	(151.3)	(127.8)	(86.9)

Standardized Measure	$683.4	$666.2	$374.7

Operations Data

          The following table sets forth information regarding oil and natural gas production, revenues and realized prices and production costs for the periods indicated. For additional information on price calculations, please see information set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for year ended December 31, 2012 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2013, June 30, 2013 and September 30, 2013, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Nine Months Ended September 30,		Year Ended December 31,
	2013(1)	2012(1)	2012(1)	2011	2010
Oil:
Total Production (MBbls)	2,599.9	1,462.6	2,191.0	887.3	415.8
Wattenberg Field	1,774.6	769.6	1,190.8	400.8	134.6
Dorcheat Macedonia Field	675.8	566.2	789.5	359.8	147.9
Average sales price (per Bbl), including hedges	$90.34	$90.16	$88.40	$85.51	$75.88
Average sales price (per Bbl), excluding hedges	$94.28	$91.53	$89.08	$89.67	$74.08
Natural Gas:
Total Production (MMcf)	6,648.2	3,740.7	5,473.2	2,773.1	1,351.5
Wattenberg Field	4,104.9	1,610.2	2,485.6	1,072.2	391.6
Dorcheat Macedonia Field	2,518.2	2,126.4	2,973.8	1,642.2	828.6
Average sales price (per Mcf), including hedges	$4.62	$3.49	$3.76	$5.09	$4.99
Average sales price (per Mcf), excluding hedges	$4.56	$3.27	$3.62	$4.85	$4.76
Natural Gas Liquids:
Total Production (MBbls)	251.8	202.4	284.7	183.8	129.8
Wattenberg Field	7.5	—	—	—	—
Dorcheat Macedonia Field	244.3	202.4	284.7	183.8	129.8
Average sales price (per Bbl), including hedges	$52.70	$55.90	$55.54	$67.23	$56.23
Average sales price (per Bbl), excluding hedges	$52.70	$55.90	$55.54	$67.23	$56.23
Oil Equivalents:
Total Production (MBoe)	3,959.7	2,288.5	3,387.9	1,533.4	770.9
Wattenberg Field	2,466.3	1,038.0	1,605.0	579.5	199.8
Dorcheat Macedonia Field	1,339.8	1,123.0	1,569.8	817.3	416.3
Average daily production (Boe/d)	14,504	8,352	9,257.0	4,201.1	2,112.1
Wattenberg Field	9,034	3,788	4,385.4	1,587.7	547.4
Dorcheat Macedonia Field	4,908	4,099	4,289.1	2,239.2	1,140.5
Average Production Costs (per Boe)	$9.34	$9.83	$9.06	$13.37	$16.04

(1)
Amounts reflect results for continuing operations and exclude results for discontinued operations related to non-core properties in California sold or held for sale as of December 31, 2012.

RISK FACTORS

          The following risk factors have been prepared after giving effect to the offering of the notes described in this prospectus supplement. You should carefully consider the risk factors described below, together with the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2012, and any subsequently filed reports, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, before you decide to purchase any of the notes. The risks described below are the material risks of which we are currently aware; however, they may not be the only risks that we may face. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows. In that case, you may lose all or part of your investment.

Risks Related to the Notes

Our leverage and debt service obligations may adversely affect our financial condition, results of operations, business prospects and our ability to make payments on the notes.

          As of November 11, 2013, we had total borrowings of approximately $68.5 million outstanding under our revolving credit facility and $225.5 million available for future secured borrowings thereunder. As of November 11, 2013, after giving effect to this notes offering and the application of the net proceeds therefrom as described in "Use of Proceeds," we would have had approximately $500 million of total indebtedness, including the notes, and additional borrowing capacity of $294.0 million under our revolving credit facility. Our level of indebtedness could affect our operations in several ways, including the following:

  •
  require us to dedicate a substantial portion of our cash flow from operations to service our existing debt, thereby reducing the cash available to finance our operations and other business activities;

  •
  limit management's discretion in operating our business and our flexibility in planning for or reacting to changes in our business and the industry in which we operate;

  •
  increase our vulnerability to downturns and adverse developments in our business and the economy generally;

  •
  limit our ability to access the capital markets to raise capital on favorable terms or to obtain additional financing for working capital, capital expenditures or acquisitions or to refinance existing indebtedness;

  •
  place restrictions on our ability to obtain additional financing, make investments, lease equipment, sell assets and engage in business combinations;

  •
  make it more likely that a reduction in our borrowing base following a periodic redetermination could require us to repay a portion of our then-outstanding bank borrowings;

  •
  make us vulnerable to increases in interest rates as our indebtedness under any revolving credit facility may vary with prevailing interest rates;

  •
  place us at a competitive disadvantage relative to competitors with lower levels of indebtedness in relation to their overall size or less restrictive terms governing their indebtedness; and

  •
  make it more difficult for us to satisfy our obligations under the notes or other debt and increase the risk that we may default on our debt obligations.

The notes and the guarantees will be unsecured obligations and will be effectively subordinated to all of our existing and future secured indebtedness and structurally subordinated to the existing and future indebtedness of any non-guarantor subsidiaries.

          The notes and the guarantees will be general unsecured senior obligations ranking effectively junior to all of our existing and future secured indebtedness (including all borrowings under our revolving credit facility) to the extent of the value of the collateral securing such indebtedness.

          If we or a guarantor is declared bankrupt, become insolvent or are liquidated or reorganized, the holders of our secured indebtedness or the secured indebtedness of such guarantor will be entitled to be paid in full from the proceeds of the assets, if any, securing such indebtedness before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably in any remaining proceeds with all holders of our unsecured indebtedness, including unsecured indebtedness incurred after the notes are issued that does not rank junior to the notes, including trade payables and all of our other general indebtedness, based on the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient funds to pay amounts due on the notes. As a result, holders of the notes would likely receive less, ratably, than holders of secured indebtedness.

          As of November 11, 2013, after giving effect to the issuance and sale of the notes and the application of the net proceeds therefrom as described in "Use of Proceeds," we and the subsidiary guarantors would have had total consolidated indebtedness under the senior notes of $500 million, and we would have been able to incur $294.0 million of secured indebtedness under our revolving credit facility. For further discussion, see "Description of Other Indebtedness."

          The notes will also be structurally subordinated to any indebtedness and other liabilities of any subsidiaries that do not guarantee the notes. The indenture governing the notes permits us to form or acquire additional subsidiaries that are not guarantors of the notes, so long as they do not guarantee any of our other indebtedness. Holders of the notes will have no claim as a creditor against any of our non-guarantor subsidiaries. See "Description of Notes — Brief Description of the Notes and the Note Guarantees — The Note Guarantees" in the accompanying prospectus.

We and the subsidiary guarantors may incur substantial additional indebtedness. This could increase the risks associated with the notes.

          Subject to the restrictions in the indenture governing the notes and in other instruments governing our other outstanding indebtedness (including our revolving credit facility), we and our subsidiaries may incur substantial additional indebtedness (including secured indebtedness) in the future. Although the indenture governing the notes and our revolving credit facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to waiver and a number of significant qualifications and exceptions, and indebtedness incurred in compliance with these restrictions could be substantial.

          If we or a guarantor incur any additional indebtedness that ranks equally with the notes (or with the guarantees thereof), including additional unsecured indebtedness or trade payables, the holders of that indebtedness will be entitled to share ratably with holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us or a guarantor. This may have the effect of reducing the amount of proceeds paid to holders of the notes in connection with such a distribution.

          Any increase in our level of indebtedness will have several important effects on our future operations, including, without limitation:

  •
  we will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

  •
  increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

  •
  depending on the levels of our outstanding indebtedness, our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited.

We cannot assure you that we will be able to maintain or improve our leverage position.

          An element of our business strategy involves maintaining a disciplined approach to financial management. However, we are also seeking to acquire, exploit and develop additional reserves which may require the incurrence of additional indebtedness. Although we will seek to maintain or improve our leverage position, our ability to maintain or reduce our level of indebtedness depends on a variety of factors, including future performance and our future debt financing needs. General economic conditions, oil, NGL and natural gas prices and financial, business and other factors will also affect our ability to maintain or improve our leverage position. Many of these factors are beyond our control.

Our revolving credit facility and the indenture governing the notes have restrictive covenants that could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that may be in our best interests.

          Our revolving credit facility and the indenture governing the notes contain restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests.

          Our ability to borrow under our revolving credit facility is subject to compliance with certain financial covenants, including the maintenance of certain financial ratios, including a minimum current ratio, a maximum leverage ratio and a minimum interest coverage ratio. See "Description of Other Indebtedness."

          In addition, our revolving credit facility and the indenture governing the notes contain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

  •
  incur or guarantee additional indebtedness;

  •
  issue preferred stock;

  •
  sell or transfer assets;

  •
  pay dividends on, redeem or repurchase our capital stock;

  •
  repurchase or redeem our subordinated debt;

  •
  make certain investments;

  •
  create or incur liens;

  •
  engage in transactions with affiliates;

  •
  create unrestricted subsidiaries;

  •
  enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us;

  •
  enter into sale-leaseback transactions; and

  •
  consolidate, merge or transfer all or substantially all of our assets.

          See "Description of Other Indebtedness" herein and "Description of Notes — Certain Covenants" in the accompanying prospectus. Our failure to comply with these covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of our indebtedness. We would not have sufficient working capital to satisfy our debt obligations in the event of an acceleration of all or a significant portion of our outstanding indebtedness.

          We may be prevented from taking advantage of business opportunities that arise because of the limitations imposed on us by the restrictive covenants contained in our revolving credit facility and the indenture governing the notes. Our ability to comply with the financial ratios and financial condition tests under our revolving credit facility may be affected by events beyond our control and, as a result, we may be unable to meet these ratios and financial condition tests. These financial ratio restrictions and financial condition tests could limit our ability to obtain future financings, make needed capital expenditures, withstand a future downturn in our business or the economy in general or otherwise conduct necessary corporate activities.

The borrowing base under our revolving credit facility is subject to periodic redetermination.

          The borrowing base under our revolving credit facility is redetermined at least semi-annually. The lenders holding 66 2/3% of the aggregate commitments thereunder may request one additional redetermination in each six-month period. In addition, we may request one additional redetermination in each six-month period. Redeterminations are based upon a number of factors, including commodity prices and reserve levels. In addition, our lenders have substantial flexibility to reduce our borrowing base due to subjective factors. We could be required to repay a portion of our bank debt to the extent that after a redetermination our outstanding borrowings at such time exceed the redetermined borrowing base. We may not have sufficient funds to make such repayments, which could result in a default under the terms of our credit facility and an acceleration of the loans thereunder requiring us to negotiate renewals, arrange new financing or sell significant assets, all of which could have a material adverse effect on our business and financial results.

Many of the covenants contained in the indenture will be suspended if the notes are rated investment grade by Standard & Poor's and Moody's and no default has occurred and is continuing.

          Many of the covenants in the indenture governing the notes will be suspended if the notes are rated investment grade by Standard & Poor's and Moody's, provided at such time no default or event of default has occurred and is continuing. These covenants include restrictions on our ability to pay dividends, to incur debt and to enter into certain transactions. There can be no assurance that the notes will ever be rated investment grade. However, suspension of these covenants would allow us to engage in certain transactions that would not have been permitted while these covenants were in force, and the effects of any such transactions will be permitted to remain in place even if the notes are subsequently downgraded below investment grade. See "Description of Notes — Certain Covenants — Suspension of Covenants if Notes Rated Investment Grade" in the accompanying prospectus.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy the obligations under our indebtedness, which may not be successful.

          We expect our earnings and cash flow to vary significantly from year to year due to the nature of our industry. As a result, the amount of debt that we can manage in some periods may not be appropriate for us in other periods. Additionally, our future cash flow may be insufficient to meet our debt obligations and other commitments. Any insufficiency could negatively impact our business. A range of economic, competitive, business and industry factors will affect our future financial performance, and, as a result, our ability to generate cash flow from operations and to pay our debt obligations. Many of these factors, such as oil and natural gas prices, economic and financial conditions in our industry and the global economy and initiatives of our competitors, are beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

          If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay planned investments and capital expenditures, or to sell assets, seek additional financing in the debt or equity markets or restructure or refinance our indebtedness, including the notes. Our ability to restructure or refinance our indebtedness will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the indenture governing the notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our revolving credit facility and the indenture governing the notes restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could have realized from them and any proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our debt service obligations.

If we are unable to comply with the restrictions and covenants in the agreements governing the notes and our other indebtedness, there could be a default under the terms of these agreements, which could result in an acceleration of payment of funds that we have borrowed and would affect our ability to make principal and interest payments on the notes.

          Any default under the agreements governing our indebtedness that is not cured or waived by the required lenders, and the remedies sought by the holders of any such indebtedness, could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the agreements governing our indebtedness (including covenants in our revolving credit facility and the indenture governing the notes), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default:

  •
  the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

  •
  the lenders under our revolving credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and

  •
  we could be forced into bankruptcy or liquidation.

          If our operating performance declines, we may in the future need to obtain waivers under our revolving credit facility to avoid being in default. If we breach our covenants under our revolving credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our revolving credit facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the notes upon a change of control.

          If we experience certain kinds of changes of control, we may be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest, if any. The source of funds for any such purchase of the notes will be our available cash or cash generated from the operations of our subsidiaries or other sources, including borrowings, sales of assets or sales of equity or debt securities. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered following a change of control. In addition, the terms of our revolving credit facility or other outstanding indebtedness may prohibit us from repurchasing notes upon a change of control. Our failure to repurchase the notes upon a change of control could cause a default under the indenture governing the notes and could lead to a cross default under our revolving credit facility. Additionally, using available cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future, which could negatively impact our ability to conduct our business operations. See "Description of Notes — Change of Control" in the accompanying prospectus.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from subsidiary guarantors.

          Each of our subsidiaries that incurs or guarantees certain indebtedness, including borrowings under our revolving credit facility, guarantees the notes. Federal bankruptcy and state fraudulent transfer laws permit a court to avoid all or a portion of the obligations of a guarantor pursuant to its guarantee of the notes, or to subordinate any guarantor's obligations under such guarantee to claims of its other creditors, reducing or eliminating the noteholders' ability to recover under such guarantee. Although laws differ among these jurisdictions, in general, under applicable fraudulent transfer or conveyance laws, a guarantee could be voided as a fraudulent transfer or conveyance if (1) the guarantee was incurred with the intent of hindering, delaying or defrauding creditors; or (2) the guarantor received less than reasonably equivalent value or fair consideration in return for incurring the guarantee and either:

  •
  the guarantor was insolvent or rendered insolvent by reason of the incurrence of the guarantee or subsequently became insolvent for other reasons;

  •
  the incurrence of the guarantee left the guarantor with an unreasonably small amount of capital to carry on the business; or

  •
  the guarantor intended to, or believed that it would, incur debts beyond its ability to pay such debts as they mature.

          A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void a guarantee, you would no longer have a claim against the guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining subsidiary guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the guarantor.

          The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law of the applicable jurisdiction. Generally, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

  •
  it could not pay its debts as they became due.

          Each guarantee will contain a provision intended to limit the guarantor's liability under the guarantee to the maximum amount that the guarantor could incur without causing the incurrence of obligations under its guarantee to be deemed a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law.

The public market for the notes is limited.

          We have not and do not intend to list the notes on any national securities exchange or apply for their inclusion on any automated dealer quotation system. Certain of the underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to make markets in the notes and any market making may be discontinued at any time without notice. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market for the notes will not be subject to similar disruptions. Any such disruptions may adversely affect you as a holder of the notes.

          Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including the time remaining to the maturity of the notes, the outstanding amount of the notes, the number of noteholders, the interest of securities dealers in making a market for the notes, our operating performance and financial condition, terms related to optional redemption of the notes and the level, direction and volatility of market interest rates generally.

We face risks related to rating agency downgrades.

          The notes have been assigned ratings by rating agencies. If such rating agencies reduce the rating of the notes in the future, the market price of the notes may be adversely affected, raising capital may become more difficult for us and borrowing costs under our revolving credit facility and other future borrowings may increase.

Risks Related to Our Business

A decline in oil and, to a lesser extent, natural gas prices may adversely affect our business, financial condition or results of operations and our ability to meet our capital expenditure obligations or targets and financial commitments.

          The price we receive for our oil and, to a lesser extent, natural gas, heavily influences our revenue, profitability, access to capital and future rate of growth. Oil and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil and natural gas have been volatile. These markets will likely continue to be volatile in the future. The prices we receive for our production, and the levels of our production, depend on numerous factors beyond our control. These factors include the following:

  •
  worldwide and regional economic conditions impacting the global supply and demand for oil and natural gas;

  •
  the actions of OPEC;

  •
  the price and quantity of imports of foreign oil and natural gas;

  •
  political conditions in or affecting other oil-producing and natural gas-producing countries, including the current conflicts in the Middle East and conditions in South America and Russia;

  •
  the level of global oil and natural gas exploration and production;

  •
  the level of global oil and natural gas inventories;

  •
  localized supply and demand fundamentals and transportation availability;

  •
  weather conditions and natural disasters;

  •
  domestic and foreign governmental regulations;

  •
  speculation as to the future price of oil and the speculative trading of oil and natural gas futures contracts;

  •
  price and availability of competitors' supplies of oil and natural gas;

  •
  technological advances affecting energy consumption; and

  •
  the price and availability of alternative fuels.

          Substantially all of our production is sold to purchasers under short-term (less than 12-month) contracts at market based prices. Lower oil and natural gas prices will reduce our cash flows, borrowing ability and the present value of our reserves. See "— Our exploration, development and exploitation projects require substantial capital expenditures. We may be unable to obtain needed capital or financing on satisfactory terms, which could lead to expiration of our leases or a decline in our oil and natural gas reserves or anticipated production volumes" below. Lower oil and natural gas prices may also reduce the amount of oil and natural gas that we can produce economically and may affect our proved reserves. See also "— The present value of future net revenues from our proved reserves will not necessarily be the same as the current market value of our estimated oil and natural gas reserves" below.

          Further, oil prices and natural gas prices do not necessarily fluctuate in direct relationship to each other. Because approximately 63% of our estimated proved reserves as of December 31, 2012 were oil and natural gas liquids reserves, our financial results are more sensitive to movements in oil prices. The price of oil has been extremely volatile, and we expect this volatility to continue. During the nine months ended September 30, 2013, the daily NYMEX WTI oil spot price ranged from a high of $108.50 per Bbl to a low of $88.73 per Bbl, and the NYMEX natural gas Henry Hub spot price ranged from a high of $4.38 per MMBtu to a low of $3.08 per MMBtu.

          As of September 30, 2013, we had commodity price hedging agreements for the remainder of 2013 on approximately 0.8 MMBbls of oil with an average minimum price of $90.56/Bbl and 15.3 MMcf of natural gas with an average minimum price of $6.40/Mcf. Additionally, we had 2.7 MMBbls and 0.5 MMBbls of oil hedged with average minimum prices of $88.27/Bbl and $80.00/Bbl in 2014 and 2015, respectively.

Drilling for and producing oil and natural gas are high-risk activities with many uncertainties that could adversely affect our business, financial condition or results of operations.

          Our future financial condition and results of operations will depend on the success of our exploitation, exploration, development and production activities. Our oil and natural gas exploration and production activities are subject to numerous risks beyond our control, including the risk that drilling will not result in commercially viable oil or natural gas production. Our decisions to purchase, explore, develop or otherwise exploit drilling locations or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. For a discussion of the uncertainty involved in these processes, see "— Our estimated proved reserves are based on many assumptions that may turn out to be inaccurate. Any significant inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves" below. Our cost of drilling, completing and operating wells is often uncertain before drilling commences. Overruns in budgeted expenditures are common risks that can make a particular project uneconomical. Further, many factors may curtail, delay or cancel our scheduled drilling projects, including the following:

  •
  shortages of or delays in obtaining equipment and qualified personnel;

  •
  facility or equipment malfunctions;

  •
  unexpected operational events;

  •
  pressure or irregularities in geological formations;

  •
  adverse weather conditions, such as blizzards and ice storms;

  •
  reductions in oil and natural gas prices;

  •
  delays imposed by or resulting from compliance with regulatory requirements, such as permitting delays;

  •
  proximity to and capacity of transportation facilities;

  •
  title problems; and

  •
  limitations in the market for oil and natural gas.

Our estimated proved reserves are based on many assumptions that may turn out to be inaccurate. Any significant inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves.

          The process of estimating oil and natural gas reserves is complex. It requires interpretations of available technical data and many assumptions, including assumptions relating to current and future economic conditions and commodity prices. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves shown in this prospectus supplement. See "Summary Reserves and Operations Data" for information about our estimated oil and natural gas reserves and the PV-10 (a non-GAAP financial measure) as of December 31, 2012, 2011 and 2010.

          In order to prepare our estimates, we must project production rates and the timing of development expenditures. We must also analyze available geological, geophysical, production and engineering data. The extent, quality and reliability of these data can vary. The process also requires economic assumptions about matters such as oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Although the reserve information contained herein is reviewed by independent reserve engineers, estimates of oil and natural gas reserves are inherently imprecise particularly as they relate to new technologies being employed such as the combination of hydraulic fracturing and horizontal wells.

          Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves will vary from our estimates. Any significant variance could materially affect the estimated quantities and present value of reserves shown in this prospectus supplement and our impairment charge. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

There is a limited amount of production data from horizontal wells completed in the Wattenberg Field. As a result, reserve estimates associated with horizontal wells in this Field are subject to greater uncertainty than estimates associated with reserves attributable to vertical wells in the same Field.

          Reserve engineers rely in part on the production history of nearby wells in establishing reserve estimates for a particular well or field. Horizontal drilling in the Wattenberg Field is a relatively recent development, whereas vertical drilling has been utilized by producers in this Field for over 40 years. As a result, the amount of production data from horizontal wells available to reserve engineers is relatively small. Until a greater number of horizontal wells have been completed in the Wattenberg Field, and a longer production history from these wells has been established, there may be a greater variance in our proved reserves on a year over year basis due to the transition from vertical to horizontal reserves in both the proved developed and proved undeveloped categories. We cannot assure you that any such variance would not be material and any such variance could have a material and adverse impact on our cash flows and results of operations.

Seasonal weather conditions and lease stipulations adversely affect our ability to conduct drilling activities in some of the regions where we operate.

          Oil and natural gas operations are adversely affected by seasonal weather conditions and lease stipulations designed to protect various wildlife, particularly in the Rocky Mountain region in both cases. In certain areas on federal lands, drilling and other oil and natural gas activities can only be conducted during limited times of the year. These restrictions limit our ability to operate in those areas and can potentially intensify competition for drilling rigs, oil field equipment, services, supplies and qualified personnel, which may lead to periodic shortages. These constraints and the resulting shortages or high costs could delay our operations and materially increase our operating and capital costs.

The present value of future net revenues from our proved reserves will not necessarily be the same as the current market value of our estimated oil and natural gas reserves.

          You should not assume that the present value of future net revenues from our proved reserves is the current market value of our estimated oil and natural gas reserves. In accordance with new SEC requirements for the years ended December 31, 2012, 2011 and 2010, we based the estimated discounted future net revenues from our proved reserves on the unweighted arithmetic average of the first-day-of-the-month commodity prices (after adjustment for location and quality differentials) for the preceding 12 months, without giving effect to derivative transactions. Actual future net revenues from our oil and natural gas properties will be affected by factors such as:

  •
  actual prices we receive for oil and natural gas;

  •
  actual costs of development and production expenditures;

  •
  the amount and timing of actual production; and

  •
  changes in governmental regulations or taxation.

          The timing of both our production and our incurrence of expenses in connection with the development and production of oil and natural gas properties will affect the timing and amount of actual future net revenues from proved reserves, and thus their actual present value. In addition, the 10% discount factor we use when calculating discounted future net revenues may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with us or the oil and natural gas industry in general.

          Actual future prices and costs may differ materially from those used in the present value estimates included in this prospectus supplement. If oil prices decline by $10.00/Bbl, then our PV-10 as of December 31, 2012 would decrease by approximately $161.6 million. PV-10 is a non-GAAP financial measure (refer to "Summary Reserves and Operations Data — PV-10" in this prospectus supplement for management's discussion of this non-GAAP financial measure).

If oil and natural gas prices decrease, we may be required to take write-downs of the carrying values of our oil and natural gas properties.

          We review our proved oil and natural gas properties for impairment whenever events and circumstances indicate that a decline in the recoverability of their carrying value may have occurred. Based on specific market factors and circumstances at the time of prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying value of our oil and natural gas properties, which may result in a decrease in the amount available under our revolving credit facility. A write-down constitutes a non-cash charge to earnings. We may incur impairment charges in the future, which could have a material adverse effect on our ability to borrow under our revolving credit facility and our results of operations for the periods in which such charges are taken.

We intend to pursue the further development of our properties in the Wattenberg Field through horizontal drilling. Horizontal drilling operations can be more operationally challenging and costly relative to our historic vertical drilling operations. Our limited operational history with drilling and completing horizontal wells may make us more susceptible to cost overruns and lower results.

          Horizontal drilling is generally more complex and more expensive on a per well basis than vertical drilling. As a result, there is greater risk associated with a horizontal well drilling program. Risks associated with a horizontal drilling program include, but are not limited to:

  •
  landing our well bore in the desired drilling zone;

  •
  staying in the desired drilling zone while drilling horizontally through the formation;

  •
  running our casing the entire length of the well bore;

  •
  being able to run tools and other equipment consistently through the horizontal well bore;

  •
  being able to fracture stimulate the planned number of stages;

  •
  preventing downhole communication with other wells;

  •
  successfully cleaning out the well bore after completion of the final fracture stimulation stage; and

  •
  designing and maintaining efficient forms of artificial lift throughout the life of the well.

Any of these risks could materially and adversely impact the success of our horizontal drilling program and thus our cash flows and results of operations.

          The results of our drilling in new or emerging formations, such as horizontal drilling in the Niobrara formation, are more uncertain initially than drilling results in areas or using technologies that are more developed and have a longer history of established production. Newer or emerging formations and areas have limited or no production history, and consequently we are less able to predict future drilling results in these areas.

          Ultimately, the success of these drilling and completion techniques can only be evaluated over time as more wells are drilled and production profiles are established over a sufficiently long time period. If our drilling results are less than anticipated or we are unable to execute our drilling program because of capital constraints, lease expirations, access to gathering systems, limited takeaway capacity, or natural gas and oil prices decline, the return on our investment in these areas may not be as attractive as we anticipate. Further, as a result of any of these developments, we could incur material write-downs of our oil and gas properties and the value of our undeveloped acreage could decline in the future.

Our ability to produce natural gas and oil economically and in commercial quantities could be impaired if we are unable to acquire adequate supplies of water for our drilling operations or are unable to dispose of or recycle the water we use at a reasonable cost and in accordance with applicable environmental rules.

          The hydraulic fracture stimulation process on which we depend to produce commercial quantities of oil and natural gas requires the use and disposal of significant quantities of water. Our inability to secure sufficient amounts of water, or to dispose of or recycle the water used in our operations, could adversely impact our operations. The imposition of new environmental initiatives and regulations could include restrictions on our ability to conduct certain operations such as hydraulic fracturing or disposal of waste, including, but not limited to, produced water, drilling fluids and other wastes associated with the exploration, development or production of natural gas. Compliance with environmental regulations and permit requirements governing the withdrawal, storage and use, and disposal of surface water or groundwater necessary for hydraulic fracturing of wells may increase our operating costs and cause delays, interruptions or termination of our operations, the extent of which cannot be predicted, and all of which could have an adverse effect on our operations and financial condition.

The unavailability or high cost of additional drilling rigs, equipment, supplies, personnel and oilfield services could adversely affect our ability to execute our exploration and development plans within our budget and on a timely basis.

          Shortages or the high cost of drilling rigs, equipment, supplies, personnel or oilfield services could delay or adversely affect our development and exploration operations or cause us to incur significant expenditures that are not provided for in our capital budget, which could have a material adverse effect on our business, financial condition or results of operations.

Our exploration, development and exploitation projects require substantial capital expenditures. We may be unable to obtain needed capital or financing on satisfactory terms, which could lead to expiration of our leases or a decline in our oil and natural gas reserves or anticipated production volumes.

          Our exploration and development activities are capital intensive. We make and expect to continue to make substantial capital expenditures in our business for the development, exploitation, production and acquisition of oil and natural gas reserves. Our cash flows used in investing activities were $304.6 million and $158.9 million (including $13.9 million and $1.8 million for the acquisition of oil and gas properties) related to capital and exploration expenditures for the years ended December 31, 2012 and 2011, respectively. Our capital expenditure budget for 2013 is approximately $460 to $475 million, of which approximately $331.4 million has been incurred as of September 30, 2013. We anticipate that our capital budget for 2014 will be between $575 million and $625 million. The actual amount and timing of our future capital expenditures may differ materially from our estimates as a result of, among other things, commodity prices, actual drilling results, the availability of drilling rigs and other services and equipment, and regulatory, technological and competitive developments.

          A significant improvement in oil and gas prices could result in an increase in our capital expenditures. We intend to finance our future capital expenditures primarily through cash flows provided by operating activities and borrowings under our revolving credit facility. Our financing needs may require us to alter or increase our capitalization substantially through the issuance of additional equity securities, debt securities or the sale of non-strategic assets. The issuance of additional debt or equity may require that a portion of our cash flows provided by operating activities be used for the payment of principal and interest on our debt, thereby reducing our ability to use cash flows to fund working capital, capital expenditures and acquisitions. The issuance of additional equity securities could have a dilutive effect on the value of our common stock. In addition, upon the issuance of certain debt securities (other than on a borrowing base redetermination date), our borrowing base under our revolving credit facility would be reduced.

          Our cash flows provided by operating activities and access to capital are subject to a number of variables, including:

  •
  our proved reserves;

  •
  the level of oil and natural gas we are able to produce from existing wells;

  •
  the prices at which our oil and natural gas are sold;

  •
  the costs of developing and producing our oil and natural gas production;

  •
  our ability to acquire, locate and produce new reserves;

  •
  the ability and willingness of our banks to lend; and

  •
  our ability to access the equity and debt capital markets.

          If the borrowing base under our revolving credit facility or our revenues decrease as a result of lower oil or natural gas prices, operating difficulties, declines in reserves or for any other reason, we may have limited ability to obtain the capital necessary to sustain our operations at current levels. If additional capital is needed, we may not be able to obtain debt or equity financing on terms favorable to us, or at all. If cash generated by operations or cash available under our revolving credit facility is not sufficient to meet our capital requirements, the failure to obtain additional financing could result in a curtailment of our operations relating to development of our drilling locations, which in turn could lead to a possible expiration of our leases and a decline in our oil and natural gas reserves, and could adversely affect our business, financial condition and results of operations.

Increased costs of capital could adversely affect our business.

          Recent and continuing disruptions and volatility in the global financial markets may lead to an increase in interest rates or a contraction in credit availability, impacting our ability to finance our operations. Our business and operating results can be harmed by factors such as the terms and cost of capital, increases in interest rates or a reduction in credit rating. Changes in any one or more of these factors could cause our cost of doing business to increase, limit our access to capital, limit our ability to pursue acquisition opportunities, reduce our cash flows available for drilling and place us at a competitive disadvantage.

We may experience difficulty in achieving and managing future growth.

          We have experienced growth in the past primarily through the expansion of our drilling program and acquisitions. Future growth may place strains on our financial, technical, operational and administrative resources and cause us to rely more on project partners and independent contractors, possibly negatively affecting our financial position and results of operations. Our ability to grow depends on a number of factors, including:

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  our ability to obtain leases or options on properties, including those for which we have 3-D seismic data;

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  our ability to identify and acquire new exploratory prospects;

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  our ability to develop existing prospects;

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  our ability to continue to retain and attract skilled personnel;

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  our ability to maintain or enter into new relationships with project partners and independent contractors;

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  the results of our drilling program;

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  oil and natural gas prices; and

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  our access to capital.

          Our inability to achieve or manage growth may adversely affect our financial position and results of operations.

Concentration of our operations in two core areas may increase our risk of production loss.

          Our assets and operations are concentrated in two core areas: the Wattenberg Field in Colorado and the Dorcheat Macedonia Field in southern Arkansas. These core areas currently provide approximately 93% of our current production and the vast majority of our development projects. During 2012, we initiated a non-core divestiture program to focus our portfolio and sold certain non-core assets in California. As a result of these portfolio changes, our operations and production are more concentrated.

          The Wattenberg and Dorcheat Macedonia Fields represent 47% and 46%, respectively, of our 2012 total sales volumes. Disruption of our business in either of these Fields, such as from an accident, natural disaster or other event, would result in a greater impact on our production profile, cash flows and overall business plan than if we operated in a larger number of areas.

          We do not maintain business interruption (loss of production) insurance for our oil and gas producing properties. Loss of production or limited access to reserves in either of our core operating areas could have a significant negative impact on our cash flows and profitability.

Market conditions or operational impediments, such as lack of available transportation, may hinder our production or adversely impact our ability to receive market prices for our production or to achieve expected drilling results.

          Market conditions or the unavailability of satisfactory oil and natural gas transportation arrangements may hinder our access to oil and natural gas markets or delay our production. The availability of a ready market for our oil and natural gas production depends on a number of factors, including the demand for and supply of oil and natural gas and the proximity of reserves to pipelines and terminal facilities. Our ability to market our production depends, in substantial part, on the availability and capacity of gathering systems, pipelines and processing facilities owned and operated by third-parties. Our failure to obtain such services on acceptable terms could materially harm our business. We may be required to shut in wells due to lack of a market or inadequacy or unavailability of crude oil or natural gas pipelines or gathering system capacity. A portion of our production may also be interrupted, or shut in, from time to time for numerous other reasons, including as a result of accidents, excessive pressures, maintenance, weather, field labor issues or other disruptions of service. Curtailments and disruptions may last from a few days to several months, and we have no control over when or if third-party facilities are restored. Recently, the gas gathering systems serving the Wattenberg Field have experienced high line pressures reducing capacity and causing gas production to either be shut in or flared. In addition, we might voluntarily curtail production in response to market conditions. Any significant curtailment in gathering, processing or pipeline system capacity, significant delay in the construction of necessary facilities or lack of availability of transport would interfere with our ability to market the oil and natural gas we produce, and could materially and adversely affect our cash flow and results of operations, and the expected results of our drilling program.

          Currently, there are no natural gas pipeline systems that service wells in the North Park Basin, which is prospective for the Niobrara formation. In addition, we are not aware of any plans to construct a facility necessary to process natural gas produced from this basin. If neither we nor a third party constructs the required pipeline system and processing facility, we may not be able to fully develop our resources in the North Park Basin.

The development of our proved undeveloped reserves may take longer and may require higher levels of capital expenditures than we currently anticipate. Therefore, our undeveloped reserves may not be ultimately developed or produced.

          Approximately 55% of our total proved reserves were classified as proved undeveloped as of December 31, 2012. Development of these reserves may take longer and require higher levels of capital expenditures than we currently anticipate. Delays in the development of our reserves or increases in costs to drill and develop such reserves will reduce the value of our estimated proved undeveloped reserves and future net revenues estimated for such reserves and may result in some projects becoming uneconomic. In addition, delays in the development of reserves could cause us to have to reclassify our proved reserves as unproved reserves.

Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our business, financial condition and results of operations.

          In general, production from oil and gas properties declines as reserves are depleted, with the rate of decline depending on reservoir characteristics. Our current proved reserves will decline as reserves are produced and, therefore, our level of production and cash flows will be affected adversely unless we conduct successful exploration and development activities or acquire properties containing proved reserves. Thus, our future oil and natural gas production and, therefore, our cash flow and income are highly dependent upon our level of success in finding or acquiring additional reserves. However, we cannot assure you that our future acquisition, development and exploration activities will result in any specific amount of additional proved reserves or that we will be able to drill productive wells at acceptable costs.

          According to estimates included in our December 31, 2012 proved reserve report, if, on January 1, 2013, we had ceased all drilling and development, including recompletions, refracs and workovers, then our proved developed producing reserves base would decline at an annual effective rate of 8.9% over 10 years, including 54.2% during the first year. If we fail to replace reserves through drilling, our level of production and cash flows will be affected adversely.

We may incur substantial losses and be subject to substantial liability claims as a result of our oil and natural gas operations. Additionally, we may not be insured for, or our insurance may be inadequate to protect us against, these risks, including those related to our hydraulic fracturing operations.

          Our oil and natural gas exploration and production activities are subject to all of the operating risks associated with drilling for and producing oil and natural gas, including the possibility of:

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  environmental hazards, such as spills and uncontrollable flows of oil, natural gas, brine, well fluids, natural gas liquids, hazardous air pollutants or other pollution into the environment, including groundwater and shoreline contamination;

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  releases of natural gas, hazardous air pollutants or other substances into the atmosphere (including releases at our gas processing facilities);

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  hazards resulting from the presence of hydrogen sulfide (H2S) or other contaminants in natural gas we produce;

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  abnormally pressured formations resulting in well blowouts, fires or explosions;

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  mechanical difficulties, such as stuck oilfield drilling and service tools and casing collapse;

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  cratering (catastrophic failure);

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  downhole communication leading to migration of contaminants;

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  personal injuries and death; and

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  natural disasters.

          Any of these risks could adversely affect our ability to conduct operations or result in substantial losses to us as a result of:

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  injury or loss of life;

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  damage to and destruction of property, natural resources and equipment;

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  pollution and other environmental damage;

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  regulatory investigations and penalties;

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  suspension of our operations; and

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  repair and remediation costs.

          At two of our Arkansas properties, we produce a small amount of gas from seven operated wells where we have identified the presence of H2S at levels that would be hazardous in the event of an uncontrolled gas release or unprotected exposure. In addition, our operations in Arkansas and Colorado are susceptible to damage from natural disasters such as flooding, wildfires or tornados, which involve increased risks of personal injury, property damage and marketing interruptions. The occurrence of one of these operating hazards may result in injury, loss of life, suspension of operations, environmental damage and remediation and/or governmental investigations and penalties. The payment of any of these liabilities could reduce, or even eliminate, the funds available for exploration and development, or could result in a loss of our properties.

          As is customary in the gas and oil industry, we maintain insurance against some, but not all, of these potential risks and losses. Although we believe the coverage and amounts of insurance that we carry are consistent with industry practice, we do not have insurance protection against all risks that we face, because we choose not to insure certain risks, insurance is not available at a level that balances the costs of insurance and our desired rates of return, or actual losses exceed coverage limits. Insurance costs are expected to continue to increase over the next few years, and we may decrease coverage and retain more risk to mitigate future cost increases. In addition, pollution and environmental risks generally are not fully insurable. If we incur substantial liability, and the damages are not covered by insurance or are in excess of policy limits, then our business, results of operations and financial condition may be materially adversely affected.

          Because hydraulic fracturing activities are part of our operations, they are covered by our insurance against claims made for bodily injury, property damage and clean-up costs stemming from a sudden and accidental pollution event. We may not have coverage if the operator is unaware of the pollution event and unable to report the "occurrence" to the insurance company within the required time frame. Nor do we have coverage for gradual, long-term pollution events.

          Under certain circumstances, we have agreed to indemnify third parties against losses resulting from our operations. Pursuant to our surface leases, we typically indemnify the surface owner for clean up and remediation of the site. As owner and operator of oil and gas wells and associated gathering systems and pipelines, we typically indemnify the drilling contractor for pollution emanating from the well, while the contractor indemnifies us against pollution emanating from its equipment.

Drilling locations that we decide to drill may not yield oil or natural gas in commercially viable quantities.

          We describe some of our drilling locations and our plans to explore those drilling locations in this prospectus supplement. Our drilling locations are in various stages of evaluation, ranging from a location that is ready to drill to a location that will require substantial additional evaluation. There is no way to predict in advance of drilling and testing whether any particular location will yield oil or natural gas in sufficient quantities to recover drilling or completion costs or to be economically viable. The use of technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling whether oil or natural gas will be present or, if present, whether oil or natural gas will be present in sufficient quantities to be economically viable. Even if sufficient amounts of oil or natural gas exist, we may damage the potentially productive hydrocarbon bearing formation or experience mechanical difficulties while drilling or completing the well, resulting in a reduction in production from the well or abandonment of the well. If we drill additional wells that we identify as dry holes in our current and future drilling locations, our drilling success rate may decline and materially harm our business. We cannot assure you that the analogies we draw from available data from other wells, more fully explored locations or producing fields will be applicable to our drilling locations. Further, initial production rates reported by us or other operators may not be indicative of future or long-term production rates. In sum, the cost of drilling, completing and operating any well is often uncertain, and new wells may not be productive.

Our potential drilling location inventories are scheduled to be developed over several years, making them susceptible to uncertainties that could materially alter the occurrence or timing of their drilling. In addition, we may not be able to raise the substantial amount of capital that would be necessary to drill a substantial portion of our potential drilling locations.

          Our management has identified and scheduled drilling locations as an estimation of our future multi-year drilling activities on our existing acreage. As of December 31, 2012, only 329 gross (244.5 net) of our approximately 1,600 identified potential future gross drilling locations were attributed to proved undeveloped reserves. These potential drilling locations, including those without proved undeveloped reserves, represent a significant part of our growth strategy. Our ability to drill and develop these locations is subject to a number of uncertainties, including the availability of capital to us and other participants, seasonal conditions, regulatory approvals, oil and natural gas prices, availability of permits, costs and drilling results. Because of these uncertainties, we do not know if the numerous potential drilling locations we have identified will ever be drilled or if we will be able to produce oil or natural gas from these or any other potential drilling locations. Pursuant to existing SEC rules and guidance, subject to limited exceptions, proved undeveloped reserves may only be booked if they relate to wells scheduled to be drilled within five years of the date of booking. These rules and guidance may limit our potential to book additional proved undeveloped reserves as we pursue our drilling program.

Certain of our undeveloped leasehold acreage is subject to leases that will expire over the next several years unless production is established on units containing the acreage.

          The terms of certain of our oil and gas leases stipulate that the lease will terminate if not held by production. As of December 31, 2012, all of our acreage in Arkansas was held by production and not subject to lease expiration. As of December 31, 2012, 10,127 net acres of our properties in the Rocky Mountain region, specifically 7,497 acres in the Wattenberg Field and 2,630 acres in the North Park Basin, were not held by production. For these properties, if production in paying quantities is not established on units containing these leases during the next three years, then 724 net acres will expire in 2013, 52 net acres will expire in 2014 and 3,104 net acres will expire in 2015. If our leases expire, we will lose our right to develop the related properties.

We may incur losses as a result of title deficiencies.

          We purchase working and revenue interests in oil and natural gas leasehold interests from third parties or directly from the mineral fee owners. The existence of a title deficiency can reduce or destroy the value of a lease and can adversely affect our results of operations and financial condition. Title insurance covering mineral leaseholds is not generally available. We forego the expense of retaining lawyers to examine the title to the mineral interest to be placed under lease or already placed under lease until the drilling block is assembled and ready to be drilled, except in Arkansas and certain cases in the Rocky Mountain region where we have commenced drilling without complete legal examination of title, but are in the process of obtaining title opinions. As is customary in our industry, we rely upon the judgment of oil and natural gas lease brokers, in-house landmen or independent landmen who perform the field work in examining records in the appropriate governmental offices and abstract facilities before attempting to acquire or place under lease a specific mineral interest. We do not always perform curative work to correct deficiencies in the marketability of the title to us. In cases involving more serious title problems, the amount paid for affected oil and natural gas leases can be lost, and the target area can become undrillable. We may be subject to litigation from time to time as a result of title issues.

We face various risks associated with the trend toward increased activism against oil and gas exploration and development activities.

          Opposition toward oil and gas drilling and development activity has been growing globally and is particularly pronounced in the United States. Companies in the oil and gas industry are often the target of activist efforts from both individuals and non-governmental organizations regarding safety, environmental compliance and business practices. Anti-development activists are working to, among other things, reduce access to federal and state government lands and delay or cancel certain projects such as the development of oil or gas shale plays. For example, environmental activists continue to advocate for increased regulations or bans on shale drilling in the United States, even in jurisdictions that are among the most stringent in their regulation of the industry. Future activist efforts could result in the following:

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  delay or denial of drilling permits;

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  shortening of lease terms or reduction in lease size;

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  restrictions on installation or operation of production, gathering or processing facilities;

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  restrictions on the use of certain operating practices, such as hydraulic fracturing, or the disposal of related waste materials, such as hydraulic fracturing fluids and produced water;

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  increased severance and/or other taxes;

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  cyber-attacks;

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  legal challenges or lawsuits;

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  negative publicity about us;

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  increased costs of doing business;

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  reduction in demand for our products; and

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  other adverse effects on our ability to develop our properties and expand production.

          We may need to incur significant costs associated with responding to these initiatives. Complying with any resulting additional legal or regulatory requirements that are substantial and not adequately provided for could have a material adverse effect on our business, financial condition and results of operations.

Our operations are subject to health, safety and environmental laws and regulations that may expose us to significant costs and liabilities.

          Our oil and natural gas exploration, production and processing operations are subject to stringent and complex federal, state and local laws and regulations governing health and safety aspects of our operations, the discharge of materials into the environment and the protection of the environment. These laws and regulations may impose on our operations numerous requirements, including the obligation to obtain a permit before conducting drilling or underground injection activities; restrictions on the types, quantities and concentration of materials that may be released into the environment; limitations or prohibitions of drilling activities on certain lands lying within wilderness, wetlands and other protected areas; specific health and safety criteria to protect workers; and the responsibility for cleaning up any pollution resulting from operations. Numerous governmental authorities, such as the U.S. Environmental Protection Agency (the "EPA") and analogous state agencies, have the power to enforce compliance with these laws and regulations and the permits issued under them, oftentimes requiring difficult and costly actions. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties; the imposition of investigatory or remedial obligations; the issuance of injunctions limiting or preventing some or all of our operations; delays in granting permits, or even the cancellation of leases.

          There is an inherent risk of incurring significant environmental costs and liabilities in the performance of our operations, some of which may be material, due to our handling of petroleum hydrocarbons and wastes, our emissions to air and water, the underground injection or other disposal of our wastes, the use and disposition of hydraulic fracturing fluids, and historical industry operations and waste disposal practices. Under certain environmental laws and regulations, we may be liable regardless of whether we were at fault for the full cost of removing or remediating contamination, even when multiple parties contributed to the release and the contaminants were released in compliance with all applicable laws. In addition, accidental spills or releases on our properties may expose us to significant liabilities that could have a material adverse effect on our financial condition or results of operations. Aside from government agencies, the owners of properties where our wells are located, the operators of facilities where our petroleum hydrocarbons or wastes are taken for reclamation or disposal and other private parties may be able to sue us to enforce compliance with environmental laws and regulations, collect penalties for violations or obtain damages for any related personal injury or property damage. Some sites we operate are located near current or former third-party oil and natural gas operations or facilities, and there is a risk that historic contamination has migrated from those sites to ours. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly material handling, emission, waste management or cleanup requirements could require us to make significant expenditures to attain and maintain compliance or may otherwise have a material adverse effect on our own results of operations, competitive position or financial condition. We may not be able to recover some or any of these costs from insurance.

New environmental legislation or regulatory initiatives, including those related to hydraulic fracturing, could result in increased costs and additional operating restrictions or delays.

          We are subject to extensive federal, state, and local laws and regulations concerning health, safety, and environmental protection. Government authorities frequently add to those requirements. Recently, the EPA issued final rules that establish new air emission controls for natural gas processing operations, as well as for oil and natural gas production. Among other things, the latter rules cover the completion and operation of hydraulically fractured gas wells and associated equipment. Our operations utilize hydraulic fracturing, an important and commonly used process in the completion of oil and natural gas wells in low-permeability formations. Hydraulic fracturing involves the injection of water, proppant, and chemicals under pressure into rock formations to stimulate hydrocarbon production. After several parties challenged the new air regulations in court, the EPA reconsidered certain requirements and is evaluating whether reconsideration of other issues is warranted. At this point, we cannot predict the final regulatory requirements or the cost to comply with such air regulatory requirements.

          Some activists have attempted to link hydraulic fracturing to various environmental problems, including adverse effects to drinking water supplies as well as migration of methane and other hydrocarbons. As a result, the federal government is studying the environmental risks associated with hydraulic fracturing and evaluating whether to restrict its use. For example, the EPA has commenced a multi-year study of the potential environmental impacts of hydraulic fracturing. In addition, on October 21, 2011, the EPA announced its intention to propose regulations by 2014 under the federal Clean Water Act to regulate wastewater discharges from hydraulic fracturing and other natural gas production. The EPA also has prepared draft guidance for issuing underground injection permits that would allow hydraulic fracturing using diesel fuel, which eventually could lead to permitting and other restrictions on use of other fracturing fluids. The U.S. Department of the Interior, moreover, has proposed new rules for hydraulic fracturing activities on federal lands that, in general, would cover disclosure of fracturing fluid components, well bore integrity, and handling of flowback water. And the U.S. Occupational Safety and Health Administration has proposed stricter standards for worker exposure to silica, which would apply to use of sand as a proppant for hydraulic fracturing.

          In the United States Congress, bills have been introduced that would amend the federal Safe Drinking Water Act ("SDWA") to eliminate an existing exemption for certain hydraulic fracturing activities from the definition of "underground injection," thereby requiring the oil and natural gas industry to obtain permits for fracturing, and to require disclosure of the chemicals used in the process. If adopted, such legislation could establish an additional level of regulation and permitting at the federal level. At this time, it is not clear what action, if any, the United States Congress will take on hydraulic fracturing. Apart from these ongoing federal initiatives, state governments where we operate have moved to impose stricter requirements on hydraulic fracturing and other aspects of oil and gas production. Colorado, for example, recently increased the setback distance between occupied structures and oil and gas wells and is requiring additional groundwater testing. The State also is considering new regulations for air emissions from oil and gas operations.

          Even local governments are adopting hydraulic fracturing requirements. Some counties in Colorado, for instance, have entered memoranda of agreement with oil and gas producers that restrict operations. Beyond that, in 2012, Longmont, Colorado prohibited the use of hydraulic fracturing. The oil and gas industry is challenging that ban — and the authority of local jurisdictions to regulate oil and gas development — in court. In November 2013, several other Colorado cities passed voter initiatives either placing a moratorium on hydraulic fracturing or banning new oil and gas development. While these bans currently cover areas with little oil and gas development, they could lead opponents of hydraulic fracturing to push for statewide referendums, especially in Colorado.

          The adoption of future federal, state or local laws or implementing regulations imposing new environmental obligations on, or otherwise limiting, our operations could make it more difficult and/or expensive to complete oil and natural gas wells, increase our costs of compliance and doing business, delay or prevent the development of certain resources (including especially shale formations that are not commercial without the use of hydraulic fracturing), or alter the demand for and consumption of our products and services. We cannot assure you that any such outcome would not be material, and any such outcome could have a material and adverse impact on our cash flows and results of operations.

Climate change laws and regulations restricting emissions of "greenhouse gases" could result in increased operating costs and reduced demand for the oil and natural gas that we produce, while the physical effects of climate change could disrupt our production and cause us to incur significant costs in preparing for or responding to those effects.

          There is a growing belief that human-caused (anthropogenic) emissions of greenhouse gases ("GHG") may be linked to climate change. Climate change and the costs that may be associated with its impacts and the regulation of GHG have the potential to affect our business in many ways, including negatively impacting the costs we incur in providing our products and services and the demand for and consumption of our products and services (due to potential changes in both costs and weather patterns).

          In December 2009, the EPA determined that atmospheric concentrations of carbon dioxide, methane, and certain other GHG present an endangerment to public health and welfare, because such gases are, according to the EPA, contributing to the warming of the Earth's atmosphere and other climatic changes. Consistent with its findings, the EPA has proposed or adopted various regulations under the Clean Air Act to address GHG. Among other things, the EPA began limiting emissions of GHG from new cars and light duty trucks beginning with the 2012 model year. In addition, the EPA has published a final rule to address the permitting of GHG emissions from stationary sources under the Prevention of Significant Deterioration, or "PSD," and Title V permitting programs, pursuant to which these permitting requirements have been "tailored" to apply to certain "major" stationary sources of GHG emissions in a multi-step process, with the largest major sources first subject to permitting. Facilities required to obtain PSD permits for their GHG emissions will be required to meet emissions limits that are based on the "best available control technology," which will be established by the permitting agencies on a case-by-case basis. The EPA also adopted regulations requiring the reporting of GHG emissions from specific categories of larger GHG emitting sources in the United States, including certain oil and natural gas production facilities, which include certain of our operations, beginning in 2012 for emissions occurring in 2011. Information in such reports may form the basis for future GHG regulation. Further, the EPA is evaluating strategies for reducing air emissions of methane from oil and gas operations. The EPA's GHG rules could adversely affect our operations and restrict or delay our ability to obtain air permits for new or modified facilities.

          Moreover, Congress has from time to time considered adopting legislation to reduce emissions of GHG or promote the use of renewable fuels. As an alternative, some proponents of GHG controls have advocated mandating a national "clean energy" standard. In 2011, for example, President Obama encouraged Congress to adopt a goal of generating 80% of U.S. electricity from "clean energy" by 2035 with credit for renewable and nuclear power and partial credit for clean coal and "efficient natural gas." Because of the lack of any comprehensive federal legislative program expressly addressing GHG, there currently is a great deal of uncertainty as to how and when additional federal regulation of GHG might take place and as to whether the EPA should continue with its existing regulations in the absence of more specific Congressional direction.

          In the meantime, many states already have taken such measures, which have included renewable energy standards, development of GHG emission inventories or cap and trade programs. Cap and trade programs typically work by requiring major sources of emissions or major producers of fuels to acquire and surrender emission allowances, with the number of available allowances reduced each year until the overall GHG emission reduction goal is achieved. These allowances would be expected to escalate significantly in cost over time.

          The adoption of legislation or regulatory programs to reduce emissions of GHG could require us to incur increased operating costs, such as costs to purchase and operate emissions control systems, to acquire emissions allowances or comply with new regulatory or reporting requirements. If we are unable to recover or pass through a significant level of our costs related to complying with climate change regulatory requirements imposed on us, it could have a material adverse effect on our results of operations and financial condition. Any such legislation or regulatory programs could also increase the cost of consuming, and thereby reduce demand for, the oil and natural gas we produce. Consequently, legislation and regulatory programs to reduce emissions of GHG could have an adverse effect on our business, financial condition and results of operations.

          Finally, it should be noted that some scientists have concluded that increasing concentrations of GHG in the Earth's atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms and floods. If any such effects were to occur, they could have an adverse effect on our exploration and production operations. Significant physical effects of climate change could also have an indirect effect on our financing and operations by disrupting the transportation or process-related services provided by midstream companies, service companies or suppliers with whom we have a business relationship. Our insurance may not cover some or any of the damages, losses, or costs that may result from potential physical effects of climate change.

Competition in the oil and natural gas industry is intense, making it more difficult for us to acquire properties, market oil and natural gas and secure trained personnel.

          Our ability to acquire additional drilling locations and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment for acquiring properties, marketing oil and natural gas and securing equipment and trained personnel. Also, there is substantial competition for capital available for investment in the oil and natural gas industry. Many of our competitors possess and employ financial, technical and personnel resources substantially greater than ours. Those companies may be able to pay more for productive oil and natural gas properties and exploratory drilling locations or to identify, evaluate, bid for and purchase a greater number of properties and locations than our financial or personnel resources permit. Furthermore, these companies may also be better able to withstand the financial pressures of unsuccessful drilling attempts, sustained periods of volatility in financial markets and generally adverse global and industry-wide economic conditions, and may be better able to absorb the burdens resulting from changes in relevant laws and regulations, which would adversely affect our competitive position. In addition, companies may be able to offer better compensation packages to attract and retain qualified personnel than we are able to offer. The cost to attract and retain qualified personnel has increased over the past few years due to competition and may increase substantially in the future. We may not be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing hydrocarbons, attracting and retaining quality personnel and raising additional capital, which could have a material adverse effect on our business.

The loss of senior management or technical personnel could adversely affect our operations.

          To a large extent, we depend on the services of our senior management and technical personnel. The loss of the services of our senior management or technical personnel, including Michael R. Starzer, our President and Chief Executive Officer, or any of the Vice Presidents of the Company, could have a material adverse effect on our operations. We do not maintain, nor do we plan to obtain, any insurance against the loss of any of these individuals.

We recorded stock-based compensation expense in 2012, and we are likely to incur additional stock-based compensation expense related to our future grants of stock, which may impact our operating results for the foreseeable future.

          We incurred stock-based compensation expense during the nine months ended September 30, 2013 in the amount of $9.7 million and during 2012 in the amount of $4.5 million compared to $4.4 million in 2011. Our stock-based compensation expenses are likely to increase in the future as compared to our historical expenses because of the costs associated with our stock-based incentive plans. These additional expenses will adversely affect our net income. We cannot determine the actual amount of the new stock-related compensation and benefit expenses at this time, because applicable accounting practices generally require that they be based on the fair market value of the options or shares of common stock at the date of the grant; however, we expect them to be significant. We will recognize expenses for restricted stock and stock option awards we grant generally over the vesting period of such awards.

Our derivative activities could result in financial losses or could reduce our income.

          To achieve more predictable cash flows and to reduce our exposure to adverse fluctuations in the prices of oil and natural gas, we currently, and may in the future, enter into derivative arrangements for a portion of our oil and natural gas production, including collars and fixed-price swaps. We have not designated any of our derivative instruments as hedges for accounting purposes and record all derivative instruments on our balance sheet at fair value. Changes in the fair value of our derivative instruments are recognized in earnings. Accordingly, our earnings may fluctuate significantly as a result of changes in the fair value of our derivative instruments.

          Derivative arrangements also expose us to the risk of financial loss in some circumstances, including when:

  •
  production is less than the volume covered by the derivative instruments;

  •
  the counterparty to the derivative instrument defaults on its contract obligations; or

  •
  there is an increase in the differential between the underlying price in the derivative instrument and actual prices received.

          In addition, these types of derivative arrangements limit the benefit we would receive from increases in the prices for oil and natural gas and may expose us to cash margin requirements.

The adoption of the Dodd-Frank Act and the rulemakings thereunder could increase the costs and have an adverse effect on our ability to use derivative instruments to reduce the effect of commodity price and other risks associated with our business.

          The Dodd-Frank Act, which was signed into law on July 21, 2010, contains significant revisions to the Commodity Exchange Act that impacts derivatives regulation. The Dodd-Frank Act requires the U.S. Commodity Futures Trading Commission ("CFTC"), the SEC and other regulators to promulgate rules and regulations implementing the new legislation. While certain regulations have been promulgated and are already in effect, the rulemaking and implementation process is still ongoing, and we cannot yet predict the ultimate effect of the rules and regulations on our business.

          The Dodd-Frank Act and any new regulations promulgated thereunder could significantly increase the cost of derivative contracts through requirements to post margin in connection with uncleared swaps, which could adversely affect our available liquidity, materially alter the terms of derivative contracts, reduce the availability of derivatives to protect against risks we encounter, and reduce our ability to monetize or restructure our existing derivative contracts. The proposed margin requirements for uncleared swaps are not yet final, however, and therefore the application of those rules is not yet certain at this time.

          Several categories of swaps have been designated by the CFTC as mandatorily clearable swaps. These swaps will also be required to be traded on registered swap execution facilities or exchanges. Both the clearing and the trading requirements are likely to significantly increase transaction costs of entering into swaps (e.g., by entering into agreements with and paying commission to brokerage and clearing intermediaries). Even if we chose to rely on the end-user exception from the clearing and trading requirements, such swap will likely to be subject to the enhanced margin requirements.

          The CFTC has also issued regulations to set position limits for certain futures and option contracts in the major energy, metals and agricultural markets as well as for swaps that are these futures economic equivalents. The CFTC's position limits rules were to become effective on October 12, 2012, but a United States District Court vacated and remanded the position limits rules to the CFTC. On November 5, 2013, the CFTC re-proposed a rulemaking on position limits and aggregation; however, it is uncertain at this time whether, when, and to what extent the CFTC's position limits rules will become effective.

          The financial reform legislation may also require the counterparties to our derivative instruments to spin off some of their derivatives activities to a separate entity, which may increase our exposure to less creditworthy counterparties. We may also need to expend significant resources complying with and adapting to the new regulatory regime, including documentation, confirmation, and significant reporting and record keeping requirements.

          If we reduce our use of derivatives as a result of the Dodd-Frank Act and CFTC regulations thereunder, our results of operations may become more volatile and our cash flows may be less predictable, which could adversely affect our ability to plan for and fund capital expenditures. The Dodd-Frank Act was also intended, in part, to reduce the volatility of oil and gas prices, which some legislators attributed to speculative trading in derivatives and commodity instruments related to oil and gas. Our revenues could therefore be adversely affected if a consequence of the Dodd-Frank Act and regulations is to lower commodity prices. Any of these consequences could have a material adverse effect on our consolidated financial position, results of operations and cash flows. Finally, if we fail to comply with applicable laws, rules or regulations, we may be subject to fines, cease-and-desist orders, civil and criminal penalties or other sanctions.

The inability of one or more of our customers to meet their obligations to us may adversely affect our financial results.

          Our principal exposures to credit risk are through receivables resulting from the sale of our oil and natural gas production, which we market to energy marketing companies, refineries and affiliates. We had approximately $62.9 million in receivables at September 30, 2013.

          We are subject to credit risk due to the concentration of our oil and natural gas receivables with several significant customers. This concentration of customers may impact our overall credit risk since these entities may be similarly affected by changes in economic and other conditions. For the year ended December 31, 2012, sales to Lion Oil Trading & Transport and Plains Marketing accounted for approximately 29% and 34%, respectively, of our total sales. We do not require our customers to post collateral. The inability or failure of our significant customers to meet their obligations to us or their insolvency or liquidation may adversely affect our financial results.

Failure to maintain effective internal controls could harm our business and operating results and/or result in a loss of investor confidence in our financial reports, which could in turn have a material adverse effect on our business and stock price.

          Our management does not expect that our internal controls and disclosure controls will prevent all possible error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are being met. In addition, the design of a control system must reflect the fact that there are resource constraints, and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no evaluation of our controls can provide absolute assurance that all control issues and instances of fraud, if any, in the Company have been detected. The design of any system of controls is based in part upon the likelihood of future events, and there can be no assurance that any design will succeed in achieving its intended goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with its policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur without detection. If we are unable to maintain effective internal controls, our business and operating results could be harmed or investors could lose confidence in our financial reports, which could have a material adverse effect on our business and stock price.

Compliance with the reporting and disclosure requirements of a public company under the Exchange Act, the NYSE rules and the requirements of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Act requires a substantial amount of management's time and will continue to increase our costs.

          As a public company with listed securities, we must comply with laws, rules, regulations and requirements of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Act, related regulations of the SEC and the requirements of the NYSE, among other laws, rules, regulations and requirements. Complying with these laws, rules, regulations and requirements occupies a significant amount of time of our board of directors and management and will continue to significantly increase our costs and expenses.

We may be involved in legal proceedings that may result in substantial liabilities.

          Like many oil and gas companies, we are from time to time involved in various legal and other proceedings, such as title, royalty or contractual disputes, regulatory compliance matters and personal injury or property damage matters, in the ordinary course of our business. Such legal proceedings are inherently uncertain and their results cannot be predicted. Regardless of the outcome, such proceedings could have an adverse impact on us because of legal costs, diversion of management and other personnel, and other factors. In addition, it is possible that a resolution of one or more such proceedings could result in liability, penalties or sanctions, as well as judgments, consent decrees or orders requiring a change in our business practices, which could materially and adversely affect our business, operating results and financial condition. Accruals for such liability, penalties or sanctions may be insufficient. Judgments and estimates to determine accruals or range of losses related to legal and other proceedings could change from one period to the next, and such changes could be material.

Certain federal income tax deductions currently available with respect to oil and gas exploration and development may be eliminated as a result of future legislation.

          There have been proposals for legislative changes that, if enacted into law, would eliminate certain key U.S. federal income tax incentives currently available to oil and natural gas exploration and production companies. Such changes include, but are not limited to, (i) the repeal of the percentage depletion allowance for oil and gas properties; (ii) the elimination of current deductions for intangible drilling and development costs; (iii) the elimination of the deduction for certain U.S. production activities; and (iv) an extension of the amortization period for certain geological and geophysical expenditures. It is unclear whether these or similar changes will be enacted and, if enacted, how soon any such changes could become effective. Any such changes in U.S. federal income tax law could eliminate or defer certain tax deductions within the industry that are currently available with respect to oil and gas exploration and development, and any such change could negatively affect our financial condition, results of operations and cash flow.

We are subject to cyber security risks. A cyber incident could occur and result in information theft, data corruption, operational disruption or financial loss.

          The oil and gas industry has become increasingly dependent on digital technologies to conduct certain exploration, development, production, processing and distribution activities. For example, we depend on digital technologies to interpret seismic data, manage drilling rigs, production equipment and gathering and transportation systems, conduct reservoir modeling and reserves estimation and process and record financial and operating data. Pipelines, refineries, power stations and distribution points for both fuels and electricity are becoming more interconnected by computer systems. At the same time, cyber incidents, including deliberate attacks or unintentional events, have increased. Our technologies, systems, networks and those of our vendors, suppliers and other business partners may become the target of cyber-attacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of proprietary and other information, or other disruption of our business operations. In addition, certain cyber incidents, such as surveillance, may remain undetected for an extended period. Our systems and insurance coverage for protecting against cyber security risks may not be sufficient.

          Although to date we have not experienced any material losses relating to cyber-attacks, we may suffer such losses in the future. We may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any information security vulnerabilities.

USE OF PROCEEDS

          We estimate that our net proceeds from the sale of the notes offered hereby will be approximately $204.6 million after deducting estimated expenses and underwriting discounts and commissions. We intend to use the net proceeds from this offering to repay all of the outstanding borrowings under our revolving credit facility, which as of November 11, 2013, totaled approximately $68.5 million. We intend to use the remaining $136.1 million of net proceeds from this offering for general corporate purposes, which may include funding our drilling and development program and other capital expenditures.

          Our revolving credit facility matures in September 2017 and bears interest at a variable rate, which was approximately 2.17% per annum as of November 11, 2013. Our outstanding borrowings under our revolving credit facility were incurred to fund exploration, development and other capital expenditures.

          Affiliates of certain of the underwriters are lenders under our revolving credit facility and, accordingly, will receive a portion of the net proceeds of this offering. See "Underwriting."

 CAPITALIZATION

          The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2013:

  •
  on a historical basis; and

  •
  on an as adjusted basis to give effect to the issuance and sale of the notes offered hereby and the application of the net proceeds therefrom as described in "Use of Proceeds" as though such transactions had occurred on such date.

          This table should be read in conjunction with "Use of Proceeds," "Summary Historical Financial Data" and the other financial information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein.

	As of September 30, 2013
	Historical	As Adjusted
	(In thousands)
Cash and cash equivalents	$17,369	$183,483
Long-term debt		—
Revolving credit facility(1)	38,500	—
Existing 6 3/4% Senior Notes due 2021	300,000	300,000
6 3/4% Senior Notes due 2021 offered hereby	—	200,000

Total long-term debt	$338,500	$500,000
Stockholders' equity
Common stock, $0.001 par value; 225,000,000 million shares authorized; 40,279,049 and 40,115,536 issued and outstanding, respectively (actual and pro forma)	40	40
Additional paid-in capital	525,638	525,638
Retained earnings	102,804	102,804

Total stockholders' equity	$628,482	$628,482

Total capitalization	$966,982	$1,128,482

(1)
As of November 11, 2013, we had $68.5 million in borrowings and $36.0 million of letters of credit outstanding under our revolving credit facility. On November 6, 2013, we amended our revolving credit facility to, among other things, increase our borrowing base from $330 million to $450 million (although bank commitments are currently limited to $330 million thereunder). As adjusted for this offering, we had approximately $294.0 million of availability under our revolving credit facility after the amendment of our revolving credit facility.

 RATIO OF EARNINGS TO FIXED CHARGES

          The following table contains a summary of our earnings to fixed charges for the periods indicated. You should read the ratio information below in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the notes thereto in our Annual Report on Form 10-K for year ended December 31, 2012 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2013, June 30, 2013 and September 30, 2013, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Nine Months Ended September 30,			Year Ended December 31,
	Pro forma 2013		2013	Pro forma 2012		2012	2011	2010	2009		2008
Ratio of earnings to fixed charges	3.4x	(1)	6.1x	2.4x	(1)	19.0x	7.8x	1.4x	—	(2)	6.9x

(1)
Because the net proceeds of the offering of the existing notes were used to repay indebtedness and because the interest on the existing notes is higher than the interest on our repaid indebtedness, our ratio of earnings to fixed charges changed by 10% or more. Earnings for the year ended December 31, 2012 and the nine months ended September 30, 2013 covered fixed charges by $74.6 million and $71.7 million, respectively. After giving effect to the application of the net proceeds of the offering of the existing notes, our pro forma ratio of earnings to fixed charges for the year ended December 31, 2012 and the nine months ended September 30, 2013 would have been 2.4x and 3.4x, respectively, because our average debt outstanding for these periods was $74.7 million and $262.1 million, respectively, as compared to $500 million of average debt outstanding in both pro-forma periods.

(2)
For the year ended December 31, 2009, earnings were inadequate to cover fixed charges and the ratio of earnings to fixed charges therefore has not been presented for that period. The coverage deficiency necessary for the ratio of earnings to fixed charges to equal 1.00x (one-to-one coverage) was $130.2 million for the year ended December 31, 2009.

DESCRIPTION OF OTHER INDEBTEDNESS

Revolving Credit Facility

          We have entered into a $600 million senior secured revolving credit agreement, including a $100.0 million standby letter of credit facility, with KeyBank National Association as administrative agent. On November 6, 2013, we amended our revolving credit facility to, among other things, (i) increase the borrowing base from $330 million to $450 million (although bank commitments are currently limited to $330 million, we have the option to access, subject to lender commitments, the full $450 million prior to the next semi-annual borrowing base redetermination), (ii) provide that from the date of the amendment until the next borrowing base redetermination, we may issue up to $200 million in debt securities without incurring a reduction in our borrowing base and (iii) extend the maturity of our revolving credit facility to September 15, 2017.

          Our borrowing base under our revolving credit facility is redetermined semiannually on May 15 and November 15 and may be redetermined up to one additional time between such scheduled determinations upon our request or upon the request of the required lenders (defined as lenders holding 66 2/3% of the aggregate commitments thereunder). The borrowing base is determined by the value of our oil and gas reserves. The borrowing base is redetermined (i) in the sole discretion of the administrative agent and all of the lenders, (ii) in accordance with their customary internal standards and practices for valuing and redetermining the value of oil and gas properties in connection with reserve-based oil and natural gas loan transactions, (iii) in conjunction with the most recent engineering report and other information received by the administrative agent and the lenders relating to our proved reserves and (iv) based upon the estimated value of our proved reserves as determined by the administrative agent and the lenders.

          As of December 31, 2012, we had approximately $158 million outstanding under our revolving credit facility. As of November 11, 2013, we had approximately $68.5 million outstanding under our revolving credit facility. Amounts borrowed and repaid under our revolving credit facility may be reborrowed. Our revolving credit facility may be used only to finance development of oil and gas properties, for working capital and for other general corporate purposes.

          Our obligations under our revolving credit facility are secured by first priority liens on all of our property and assets (whether real, personal, or mixed, tangible or intangible), including our proved reserves and our oil and gas properties (which term is defined to include fee mineral interests, term mineral interests, leases, subleases, farm-outs, royalties, overriding royalties, net profit interests, carried interests, production payments, back in interests and reversionary interests). Our revolving credit facility is guaranteed by us and all of our direct and indirect subsidiaries.

          Interest under our revolving credit facility is generally determined by reference to either, at our option, LIBOR for an elected interest period plus an applicable margin between 1.75% to 2.75% or an alternate base rate (being the highest of the administrative agent's prime rate, the federal funds effective rate plus 0.5% or 3-month LIBOR plus 1.00%) plus an applicable margin between 0.75% and 1.75%. The applicable margin varies on a daily basis based on the percentage outstanding under the borrowing base. We incur quarterly commitment fees based on the unused amount of the borrowing base ranging from 0.375% and 0.50% per annum. We may prepay loans under our revolving credit facility at any time without premium or penalty (other than customary LIBOR breakage costs).

          Our revolving credit facility contains various covenants limiting our ability to, among other things: grant or assume liens; incur or assume indebtedness; grant negative pledges or agree to restrict dividends or distributions from subsidiaries; sell, transfer, assign or convey assets, or engage in certain mergers or acquisitions; make certain distributions; make certain loans, advances and investments; engage in transactions with affiliates; enter into sale and leaseback, take-or-pay or hydrocarbon prepayment transactions; or enter into certain swap agreements.

          Our revolving credit facility also contains covenants requiring us to maintain a current ratio (i.e., the ratio of our current assets to our current liabilities) of not less than 1.0 to 1.0 (current assets include, as of the date of calculation, the aggregate of all lenders' unused commitment amounts), and a debt to earnings before interest, taxes, depreciation and amortization and other items (as defined in the revolving credit facility) ("EBITDAX") coverage ratio of not more than 4.00 to 1.00 as of the quarter ending December 31, 2011 and for each quarter thereafter (using the trailing four-quarter EBITDAX).

          As of September 30, 2013, we were in compliance with these ratios. If an event of default exists under our revolving credit facility, the lenders will be able to accelerate the maturity of the loan and exercise other rights and remedies.

6.75% Senior Notes due 2021

          On April 9, 2013, we issued and sold $300 million in aggregate principal amount of our 6.75% Senior Notes due 2021 in a private offering. On July 1, 2013, we consummated an exchange offer in which we issued notes registered with the SEC in exchange for these private notes. We refer to these registered notes as the "existing notes." The existing notes are general senior unsecured obligations of the Company and will mature on April 15, 2021. Interest on the existing notes accrues at the rate of 6.75% per annum and is payable semiannually in arrears on April 15 and October 15, commencing on October 15, 2013. Each of our subsidiaries that incurs or guarantees certain indebtedness, including borrowings under our revolving credit facility, guarantees the existing notes. These guarantees are senior unsecured obligations of the subsidiary guarantors.

          The existing notes were issued pursuant to the indenture, dated April 9, 2013, among the Company, as issuer, the subsidiary guarantors, and Wells Fargo Bank, National Association, as trustee. The notes offered hereby are additional notes under the same indenture and will have identical terms, other than the issue date, and will constitute part of the same series as and will be fungible with the existing notes. For a more detailed summary of the terms and conditions of the existing notes and the notes offered hereby, see the "Description of Notes" section of the accompanying prospectus.

 DESCRIPTION OF NOTES

          The notes offered hereby are an additional issue of our outstanding 6 3/4% Senior Notes due 2021, originally issued in an aggregate principal amount of $300 million on April 9, 2013 in a private offering. On July 1, 2013, we consummated an exchange offer in which we issued notes registered with the SEC in exchange for these private notes. We refer to these registered notes as the "existing notes." The existing notes were issued and the notes offered hereby will be issued under the indenture, dated as of April 9, 2013, among us, the subsidiary guarantors identified therein and Wells Fargo Bank, National Association, as trustee for the notes. The notes offered hereby will have identical terms, other than the issue date, and will constitute part of the same series as and will be fungible with the existing notes.

          The notes offered hereby will bear interest at the rate of 6.75% per annum and the initial offering price of the notes offered hereby will include accrued interest from October 15, 2013 to the date of settlement.

          See "Description of Notes" in the accompanying prospectus for a detailed summary of the terms applicable to both the notes offered hereby and the existing notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

          The following is a summary based on present law of the material United States federal income tax considerations relating to the acquisition, ownership and disposition of the notes offered pursuant to this prospectus supplement, but does not purport to be a complete analysis of all of the potential tax considerations relating thereto. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, rulings and pronouncements of the Internal Revenue Service (the "IRS"), and judicial decisions, all as of the date of this prospectus supplement. These authorities may be changed, perhaps retroactively, and are subject to different interpretations, so the United States federal income tax consequences may be different from those described herein. This summary applies only to holders of the notes who hold the notes as capital assets (generally, property held for investment) and who acquire the notes for cash in this offering, at the price set forth on the cover of this prospectus supplement.

          This summary does not address tax considerations arising under the laws of any foreign, state or local jurisdiction or the effect of any tax treaty. In addition, this discussion does not address tax considerations that are the result of a holder's particular circumstances or of special rules, such as those that apply to holders subject to the alternative minimum tax, banks and other financial institutions, tax-exempt organizations, insurance companies, dealers or traders in securities or commodities, regulated investment companies, real estate investment trusts, United States Holders (as defined below) whose "functional currency" is not the U.S. dollar, certain former citizens or former long-term residents of the United States, foreign governments or international organizations, persons who will hold the notes as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction or integrated transaction, or partnerships (including any entity or arrangement treated as a partnership for United States federal income tax purposes) or other pass-through entities or investors in such entities. If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds the notes, then the United States federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partner in a partnership considering the purchase of notes should consult its tax advisor as to its tax consequences. We have not sought any ruling from the IRS or opinion of counsel with respect to the statements made and conclusions reached in this summary, and there can be no assurance that the IRS will agree with and not challenge these statements and conclusions.

United States Holders

          As used in this discussion, "United States Holder" means a beneficial owner of notes that for United States federal income tax purposes is:

  •
  an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the "substantial presence" test under Section 7701(b) of the Code;

  •
  a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any political subdivision or state thereof, or the District of Columbia;

  •
  an estate whose income is subject to United States federal income taxation regardless of its source; or

  •
  a trust (i) if its administration is subject to the primary supervision of a court within the United States and one or more "United States persons" (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Payments of interest

          We expect, and the remainder of this summary assumes, that the notes offered hereby will not be treated as issued with any original issue discount and will be treated as issued in a "qualified reopening" (within the meaning of Treasury Regulations section 1.1275-2(k)) of the existing notes and, accordingly, that the notes will be treated as having the same issue price and issue date as the existing notes.

          Interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for United States federal income tax purposes.

Pre-issuance accrued interest

          A portion of the purchase price of the notes offered hereby is attributable to the amount of interest accrued for the period from October 15, 2013 until the date of settlement (the "pre-issuance accrued interest"). You should be able to treat a portion of the first interest payment on the notes as a non-taxable return of a portion of the purchase price paid by you, rather than as taxable interest.

Amortizable bond premium

          If you purchase a note for an amount in excess of its principal amount (excluding any amount properly allocable to pre-issuance accrued interest as described above under "— Pre-issuance accrued interest"), you will be treated as having purchased the note with "amortizable bond premium" equal in amount to such excess. You generally may elect (with respect to the note and all your other obligations with amortizable bond premium) to amortize such premium (or a smaller amount determined with respect to a call option, if applicable) using a constant yield method over the remaining term of the note (or a shorter period that accounts for an earlier call date, if applicable) and you may offset interest income otherwise required to be included in respect of the note during any taxable year by the amortized amount of such excess for the taxable year. If you elect to amortize any premium on the notes, you must reduce your tax basis in the notes by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the holder and may be revoked only with the consent of the IRS. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on the disposition of the note. You should consult your tax advisor about the advisability and effects of making such an election.

Disposition of the Notes

          Upon the sale, exchange, redemption, retirement or other taxable disposition of the notes, you generally will recognize capital gain or loss equal to the difference between:

  •
  the amount of cash proceeds and the fair market value of any property received on such disposition (less any amount attributable to accrued and unpaid interest on the notes that you have not previously included in income, which will generally be taxable as ordinary income); and

  •
  your adjusted tax basis in the notes.

          Your adjusted tax basis in a note generally will equal the cost of the note to you (excluding any amounts attributable to pre-issuance accrued interest previously paid to you) decreased by any payment on the notes other than a payment of stated interest and by the amount of any bond premium previously amortized. Any gain or loss that is recognized on the disposition of the notes generally will be capital gain or loss and will be long-term capital gain or loss if you have held the notes for more than one year at the time of disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at reduced rates. Your ability to deduct capital losses is subject to certain limitations.

Payments upon early redemptions and other circumstances

          In certain circumstances (see "Description of the Notes — "Optional Redemption" and " — Repurchase at the Option of Holders — Change of Control" included in the accompanying prospectus), we may be entitled or obligated to redeem the notes before their stated maturity date or obligated to pay a United States Holder additional amounts in excess of stated interest or principal on the notes. We do not intend to treat the potential redemption or payment of any such amounts as part of or affecting the yield to maturity of the notes, based in part on certain assumptions regarding the likelihood, as of the date of the issuance of the notes, that such additional amounts will be paid. Assuming such position is respected, any amounts paid to a U.S. Holder pursuant to any such redemption or repurchase, as applicable, would be taxable as described in "— United States Holders — Disposition of the Notes," in accordance with such holder's method of accounting for U.S. federal income tax purposes. In all such instances, our position is binding on a U.S. Holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS and if the IRS were to successfully challenge this determination, a United States Holder might be required to accrue income on the notes at a higher yield and to treat as ordinary income (rather than capital gain) income realized on the taxable disposition of a note.

Tax on Net Investment Income

          Recently enacted legislation generally imposes a tax of 3.8% on the "net investment income" of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property (such as a note), less certain deductions. United States Holders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Information reporting and backup withholding

          In general, information reporting is required as to payments of interest on the notes and on the proceeds of a disposition of the notes unless you are a corporation or other exempt person and, if requested, certify such status. In addition, you will be subject to backup withholding on payments made to you of principal and interest on your note and to payments of proceeds of a sale or other disposition of your note if you are not exempt, you fail to properly furnish a correct taxpayer identification number (which, for an individual, is ordinarily his or her social security number) certified under penalties of perjury, or if the IRS has notified you that you are subject to backup withholding.

          Backup withholding is not an additional tax. Any amount withheld from a payment under the backup withholding rules may be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Non-United States Holders

          As used in this discussion, "non-United States Holder" means any beneficial owner of the notes that is an individual, corporation, estate or trust that is not a United States Holder. The rules governing the United States federal income taxation of a non-United States Holder are complex, and no attempt will be made herein to provide more than a summary of certain of those rules. NON-UNITED STATES HOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE EFFECT OF UNITED STATES FEDERAL, STATE AND OTHER TAX LAWS, AS WELL AS FOREIGN TAX LAWS, INCLUDING ANY REPORTING REQUIREMENTS AND THEIR ENTITLEMENTS TO BENEFITS UNDER ANY APPLICABLE INCOME TAX TREATY.

Payments of interest

          Interest on the notes will not be subject to United States federal income tax or withholding tax if the interest is not effectively connected with your conduct of a trade or business in the United States and if you qualify for the "portfolio interest" exemption. You will qualify for the portfolio interest exemption if you:

  •
  do not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote;

  •
  are not a controlled foreign corporation related to us, directly or indirectly, actually or constructively, through stock ownership;

  •
  are not a bank whose receipt of interest on the notes is pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

  •
  appropriately certify as to your foreign status.

          You may generally meet the certification requirement listed above by providing to us or our agent a properly completed IRS Form W-8BEN. If the portfolio interest exemption is not available to you, then payments of interest on the notes will be subject to United States federal withholding tax at a rate of 30% unless you certify on IRS Form W-8BEN as to your eligibility for a lower rate under an applicable United States income tax treaty.

          Interest that is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by you in the United States) is not subject to withholding if you provide a properly completed IRS Form W-8ECI. However, you generally will be subject to United States federal income tax on such interest on a net income basis at the graduated rates applicable to United States persons generally. In addition, if you are a foreign corporation you may incur a branch profits tax on such interest equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under an applicable United States income tax treaty. For this purpose, you must include interest, gain and income on your notes in the earnings and profits subject to United States branch profits tax if these amounts are effectively connected with your conduct of a trade or business in the United States.

Disposition of the Notes

          You generally will not be subject to United States federal income tax on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the notes (other than any amount allocable to accrued and unpaid interest, which generally will be taxable as interest and may be subject to the rules discussed above in "— Non-United States Holders — Payments of interest") unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by you in the United States), in which case you generally will be subject to United States federal income tax in the same manner as a United States person, and if you are a foreign corporation, you may incur a branch profits tax at a rate of 30% (or a lower applicable treaty rate) of your effectively connected earnings and profits, which would include such gain; or

  •
  you are an individual present in the United States for 183 days or more in the taxable year in which such disposition occurs and certain other conditions are met, in which case you will be subject to United States federal income tax at a 30% rate (or lower applicable treaty rate) on the gain, which may be offset by United States source capital losses, provided you have timely filed United States federal income tax returns with respect to such losses.

Information reporting and backup withholding

          Payments to you of interest on the notes (including amounts withheld from such payments, if any) generally will be required to be reported to the IRS and to you. Copies of the information returns filed with the IRS may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside or are established. United States backup withholding generally will not apply to payments to you of interest on the notes if the statement described in "— Non-United States Holders — Payments of interest" is duly provided by you or you otherwise establish an exemption, provided that we do not have actual knowledge or reason to know that you are a United States person.

          Payment of the proceeds of a sale or other taxable disposition of the notes effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of the notes effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are a non-United States Holder and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the sale of the notes effected outside the United States by such a broker if it has certain connections to the United States.

          Backup withholding is not an additional tax. Any amount withheld from a payment under the backup withholding rules may be allowed as a credit against your United States federal income tax liability, if any, and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

UNDERWRITING

          Wells Fargo Securities, LLC is acting as representative of the underwriters named below. Subject to the terms and conditions contained in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters and the underwriters severally have agreed to purchase from us, the principal amount of the notes listed opposite their names below.

Underwriter	Principal Amount of Notes Offered Hereby
Wells Fargo Securities, LLC	$53,018,000
J.P. Morgan Securities LLC	$38,294,000
KeyBanc Capital Markets Inc.	$20,588,000
RBC Capital Markets, LLC	$20,588,000
BMO Capital Markets Corp.	$13,176,000
BBVA Securities Inc.	$10,702,000
IBERIA Capital Partners L.L.C.	$10,702,000
Scotia Capital (USA) Inc.	$10,702,000
SG Americas Securities, LLC	$10,702,000
Capital One Securities, Inc.	$2,882,000
Credit Agricole Securities (USA) Inc.	$2,882,000
Global Hunter Securities, LLC	$2,882,000
SunTrust Robinson Humphrey, Inc.	$2,882,000

Total	$200,000,000

          The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

          The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

          The underwriters have advised us that they propose initially to offer the notes to the public at the public offering price on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of 0.375% of the principal amount of the notes. The underwriters may allow, and the dealers may re-allow, a discount not in excess of 0.25% of the principal amount of the notes, respectively, to other dealers. After the initial public offering, the offering price and other selling terms may be changed. The underwriters may offer and sell the notes through certain of their affiliates.

          The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the notes and in total:

	Per Note	Total
Underwriting Discount	1.943%	$3,886,000

          Cadence Bank is acting as a financial advisor in connection with this offering and will receive a fee of $100,000 for its services. Cadence Bank is not acting as an underwriter in this offering.

          We estimate that our total expenses for this offering, not including the underwriting discounts, will be approximately $0.4 million. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $30,000 as set forth in the underwriting agreement.

          We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

          We have agreed that, for a period of 60 days after the date of this prospectus supplement, we will not, without first obtaining the prior written consent of Wells Fargo Securities, LLC, directly or indirectly issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option or right to sell or otherwise transfer or dispose of any debt securities of or guaranteed by us (other than the notes sold under the underwriting agreement) or any securities convertible into or exercisable or exchangeable for any of our debt securities.

          The trading market for the notes is limited. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Accordingly, no assurance can be given as to the liquidity of any trading market for the notes.

          In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

          The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because Wells Fargo Securities, LLC or its affiliates have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

          Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

          The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. Certain of the underwriters have affiliates that are lenders under our revolving credit facility. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

          In addition, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., RBC Capital Markets, LLC, BMO Capital Markets Corp., BBVA Securities Inc., IBERIA Capital Partners L.L.C., Scotia Capital (USA) Inc. and SG Americas Securities, LLC, or their affiliates are lenders under our revolving credit facility and will receive a portion of the proceeds from this offering through the repayment of indebtedness thereunder.

          KeyBank National Association, the administrative agent under our revolving credit facility, as well as affiliates of certain of the other underwriters that are lenders and/or agents under our revolving credit facility received fees in connection with the amendment to our revolving credit facility.

Selling Restrictions

          Each underwriter has represented and agreed that:

          (a)     in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than:

               (i)  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

              (ii)  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by the issuer for any such offer; or

             (iii)  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

            provided that no such offer of notes shall require the issuer or any manager to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an offer of notes to the public in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

          (b)     it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Service Markets Act of 2000 ("FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer or the subsidiary guarantors; and

          (c)     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

          This offering document is for distribution only to persons who (i) are investment professionals, as such term is defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This offering document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this offering document relates is available only to relevant persons and will be engaged in only with relevant persons.

          The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

          This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

          Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

          The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

 LEGAL MATTERS

          Mayer Brown LLP of Houston, Texas, will pass upon the validity of the notes offered hereby. Certain matters will be passed upon for the underwriters by Latham & Watkins LLP, Houston, Texas.

EXPERTS

          The consolidated financial statements incorporated in this prospectus supplement by reference from Bonanza Creek Energy Inc.'s Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of Bonanza Creek Energy, Inc.'s internal controls over financial reporting, have been audited by Hein & Associates LLP, an independent registered public accounting firm, as set forth in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

          The historical oil and natural gas reserve information and related information included and incorporated by reference in this prospectus supplement have been derived from engineering reports prepared by Cawley, Gillespie & Associates, Inc., an independent reserve engineering firm. The estimates have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

          We are subject to the information requirements of the Exchange Act, and in accordance therewith, we are required to file periodic reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us can be inspected and copied at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549 at the prescribed rates. The SEC also maintains a site on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. Please call 1-800-SEC-0330 for further information on the operation of the SEC's Public Reference Room.

          This prospectus supplement and the accompanying prospectus omits certain information that is contained in the registration statement on file with the SEC, of which this prospectus supplement and the accompanying prospectus are a part. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the registration statement. Each such statement is qualified in its entirety by such reference. The registration statement and the exhibits may be inspected without charge at the offices of the SEC or copies thereof obtained at prescribed rates from the public reference section of the SEC at the addresses set forth above.

 INFORMATION INCORPORATED BY REFERENCE

          The SEC allows us to "incorporate by reference" the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents we filed with the SEC (File number 000-35371) pursuant to the Exchange Act are incorporated herein by reference (excluding any information "furnished" on any Current Report on Form 8-K):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2013 incorporated by reference therein);

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;

  •
  our Current Reports on Form 8-K and on Form 8-K/A filed with the SEC on January 28, 2013, February 4, 2013, March 29, 2013, April 5, 2013, April 11, 2013, May 3, 2013, May 31, 2013, June 7, 2013, August 1, 2013, August 13, 2013, September 12, 2013 and November 8, 2013; and

  •
  our Definitive Proxy Statement, filed with the SEC on April 30, 2013.

          We incorporate by reference the documents listed above and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information "furnished" on any Current Report on Form 8-K), after the date on which the registration statement that includes this prospectus supplement was initially filed with the SEC and until all offerings under this prospectus supplement are terminated. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

          You may obtain free of charge, upon written or oral request, a copy of any or all of the information incorporated by reference in this prospectus supplement, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus supplement incorporates). Requests for such copies should be directed to:

Bonanza Creek Energy, Inc.
Attention: Investor Relations
410 17th Street, Suite 1400
Denver, CO 80202
Phone: (720) 440-6100
ir@bonanzacrk.com

GLOSSARY OF OIL AND NATURAL GAS TERMS

          We have included below the definitions for certain terms used in this prospectus supplement:

          "3-D seismic data" Geophysical data that depict the subsurface strata in three dimensions. 3-D seismic data typically provide a more detailed and accurate interpretation of the subsurface strata than 2-D, or two-dimensional, seismic data.

          "Analogous reservoir" Analogous reservoirs, as used in resources assessments, have similar rock and fluid properties, reservoir conditions (depth, temperature, and pressure) and drive mechanisms, but are typically at a more advanced stage of development than the reservoir of interest and thus may provide concepts to assist in the interpretation of more limited data and estimation of recovery. When used to support proved reserves, an "analogous reservoir" refers to a reservoir that shares the following characteristics with the reservoir of interest:

            (i)      Same geological formation (but not necessarily in pressure communication with the reservoir of interest);

            (ii)     Same environment of deposition;

            (iii)    Similar geological structure; and

            (iv)    Same drive mechanism.

          "Bbl" One barrel, or 42 U.S. gallons liquid volume, used herein in reference to crude oil, condensate or natural gas liquids.

          "Bcf" One billion cubic feet of natural gas.

          "Boe" One stock tank barrel of oil equivalent, calculated by converting natural gas volumes to equivalent oil barrels at a ratio of six Mcf to one Bbl of oil.

          "British thermal unit" or "BTU" The heat required to raise the temperature of a one-pound mass of water from 58.5 to 59.5 degrees Fahrenheit.

          "Basin" A large natural depression on the earth's surface in which sediments generally brought by water accumulate.

          "Completion" The process of treating a drilled well followed by the installation of permanent equipment for the production of crude oil or natural gas, or in the case of a dry hole, the reporting of abandonment to the appropriate agency.

          "Condensate" A mixture of hydrocarbons that exists in the gaseous phase at original reservoir temperature and pressure, but that, when produced, is in the liquid phase at surface pressure and temperature.

          "Development costs" Costs incurred to obtain access to proved reserves and to provide facilities for extracting, treating, gathering and storing the oil and gas. More specifically, development costs, including depreciation and applicable operating costs of support equipment and facilities and other costs of development activities, are costs incurred to: (i) gain access to and prepare well locations for drilling, including surveying well locations for the purpose of determining specific development drilling sites, clearing ground, draining, road building, and relocating public roads, gas lines, and power lines, to the extent necessary in developing the proved reserves; (ii) drill and equip development wells, development-type stratigraphic test wells, and service wells, including the costs of platforms and of well equipment such as casing, tubing, pumping equipment, and the wellhead assembly; (iii) acquire, construct, and install production facilities such as lease flow lines, separators, treaters, heaters, manifolds, measuring devices, and production storage tanks, natural gas cycling and processing plants, and central utility and waste disposal systems; and (iv) provide improved recovery systems.

          "Development well" A well drilled within the proved area of a natural gas or oil reservoir to the depth of a stratigraphic horizon known to be productive.

          "Dry hole" Exploratory or development well that does not produce oil or gas in commercial quantities.

          "Economically producible" A resource that generates revenue that exceeds, or is reasonably expected to exceed, the costs of the operation.

          "Field" An area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature and/or stratigraphic feature."Formation" A layer of rock which has distinct characteristics that differ from nearby rock.

          "GAAP" Generally accepted accounting principles in the United States.

          "HH" Henry Hub index.

          "Horizontal drilling" A drilling technique used in certain formations where a well is drilled vertically to a certain depth and then drilled at a right angle within a specified interval.

          "LIBOR" London international offered rate.

          "MBbl" One thousand barrels of oil or other liquid hydrocarbons.

          "MBoe" One thousand Boe.

          "Mcf" One thousand cubic feet of natural gas.

          "MMBoe" One million Boe.

          "MMBtu" One million British Thermal Units.

          "MMcf" One million cubic feet of natural gas.

          "NYMEX" The New York Mercantile Exchange.

          "Net acres" The percentage of total acres an owner has out of a particular number of acres, or a specified tract. An owner who has 50% interest in 100 acres owns 50 net acres.

          "Net revenue interest" Economic interest remaining after deducting all royalty interests, overriding royalty interests and other burdens from the working interest ownership.

          "Net well" Deemed to exist when the sum of fractional ownership working interests in gross wells equals one. The number of net wells is the sum of the fractional working interest owned in gross wells expressed as whole numbers and fractions of whole numbers.

          "NGL," "natural gas liquids" or "liquids" Components of natural gas that are separated from the gas state in the form of liquids. These include propane, butane, and ethane, among others.

          "Play" A term applied to a portion of the exploration and production cycle following the identification by geologists and geophysicists of areas with potential oil and gas reserves.

          "Production Costs" Production costs are the costs of activities that involve lifting oil and natural gas to the surface and gathering, treating, processing, and storage in the field.

          "Productive well" A well that is found to be capable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of the production exceed production expenses and taxes.

          "Proppant" Sized particles mixed with fracturing fluid to hold fractures open after a hydraulic fracturing treatment. In addition to naturally occurring sand grains, man-made or specially engineered proppants, such as resin-coated sand or high-strength ceramic materials like sintered bauxite, may also be used. Proppant materials are carefully sorted for size and sphericity to provide an efficient conduit for production of fluid from the reservoir to the wellbore.

          "Proved developed reserves" Proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well.

          "Proved reserves" Those quantities of oil and gas which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible — from a given date forward, from known reservoirs and under existing economic conditions, operating methods and government regulations — prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced, or the operator must be reasonably certain that it will commence the project, within a reasonable time.

          The area of the reservoir considered as proved includes:

            (i)      The area identified by drilling and limited by fluid contacts, if any, and

            (ii)     Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

          Reserves that can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

            (i)      Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based, and

            (ii)     The project has been approved for development by all necessary parties and entities, including governmental entities.

          Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

          "Proved undeveloped reserves" or "PUD" Proved reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances. Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are schedule to be drilled within five years, unless specific circumstances justify a longer time. Under no circumstances shall estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, or by other evidence using reliable technology establishing reasonable certainty.

          "PV-10" A non-GAAP financial measure that represents inflows from proved crude oil and natural gas reserves, less future development and production costs, discounted at 10% per annum to reflect timing of future cash inflows and using the twelve-month unweighted arithmetic average of the first-day-of-the-month commodity prices (after adjustment for differentials in location and quality) for each of the preceding twelve months.

          "Reasonable certainty" If deterministic methods are used, reasonable certainty means a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90 percent probability that the quantities actually recovered will equal or exceed the estimate. A high degree of confidence exists if the quantity is much more likely to be achieved than not, and, as changes due to increased availability of geoscience (geological, geophysical and geochemical) engineering, and economic data are made to estimated ultimate recovery with time, reasonably certain estimated ultimate recovery is much more likely to increase or remain constant than to decrease.

          "Recompletion" The process of re-entering an existing wellbore that is either producing or not producing and completing new reservoirs in an attempt to establish or increase existing production.

          "Reserves" Estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

          "Reservoir" A porous and permeable underground formation containing a natural accumulation of producible crude oil and/or natural gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

          "Resource play" Refers to drilling programs targeted at regionally distributed oil or natural gas accumulations. Successful exploitation of these reservoirs is dependent upon new technologies such as horizontal drilling and multi-stage fracture stimulation to access large rock volumes in order to produce economic quantities of oil or natural gas.

          "Royalty interest" An interest in an oil and natural gas property entitling the owner to a share of oil or gas production free of production costs.

          "Spacing" The distance between wells producing from the same reservoir. Spacing is often expressed in terms of acres, e.g., 40-acre spacing, and is often established by regulatory agencies. Also referred to as "well spacing."

          "Undeveloped acreage" Those leased acres on which wells have not been drilled or completed to a point that would permit the production of economic quantities of oil or gas regardless of whether such acreage contains proved reserves.

          "Undeveloped reserves" Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Also referred to as "undeveloped oil and gas reserves."

          "Working interest" The right granted to the lessee of a property to explore for and to produce and own oil, gas, or other minerals. The working interest owners bear the exploration, development, and operating costs on either a cash, penalty, or carried basis.

          "WTI" West Texas Intermediate index.

PROSPECTUS

$220,000,000
Senior Notes
Guarantees of Senior Notes

        We may offer and sell from time to time senior notes issued in an aggregate principal amount of up to $220,000,000 of one or more series in one or more offerings in amounts, at prices and on terms determined at the time of the offering. This prospectus provides you with a general description of the senior notes we may offer. Any senior notes we offer pursuant to this prospectus may be guaranteed by one or more of our subsidiaries on terms to be determined at the time of the offering. Unless the context otherwise indicates, we refer to the senior notes and the guarantees of the senior notes as the "senior notes."

        We will provide specific terms of any offering and these senior notes in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any related free writing prospectus may also add to, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you purchase any of the securities offered hereby.

        These senior notes may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers, and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, any applicable fees, commissions, discounts and any over-allotment options held by them will be described in the applicable prospectus supplement. The price to the public of such senior notes and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 6 of this prospectus and in the documents that are incorporated by reference herein and contained in the applicable prospectus supplement and any related free writing prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 12, 2013.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the United States Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may sell the senior notes described in this prospectus.

        This prospectus only provides you with a general description of the senior notes we may offer. Each time we sell senior notes, we will provide a prospectus supplement containing specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. To the extent that information in any prospectus supplement or the information incorporated by reference in any prospectus supplement is inconsistent with information contained in this prospectus, the information in such prospectus supplement or the information incorporated by reference into such prospectus supplement shall govern. You should read both this prospectus, any prospectus supplement and any related free writing prospectus, together with additional information described under "Where You Can Find More Information" and "Information Incorporated by Reference."

        Wherever references are made in this prospectus to information that will be included in a prospectus supplement or a related free writing prospectus, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

        You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus is as of the date on the front cover. The information we have filed and will file with the SEC that is incorporated by reference into this prospectus is as of the filing date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

        The terms "we," "us," "our," "our company," "the Company" and "Bonanza Creek Energy" refer to Bonanza Creek Energy, Inc. and its subsidiaries, unless the context otherwise requires or where otherwise indicated.

        THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The information in this prospectus and the documents incorporated by reference hereto contains various statements, including those that express belief, expectation or intention, as well as those that are not statements of historic fact, that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements may include projections and estimates concerning our capital expenditures, our liquidity and capital resources, our estimated revenues and losses, the timing and success of specific projects, outcomes and effects of litigation, claims and disputes, our business strategy and other statements concerning our operations, economic performance and financial condition. When used in this prospectus, the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict,""potential," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

        Forward-looking statements include statements related to, among other things:

  •
  our financial position;

  •
  reserves estimates;

  •
  estimates of loss contingencies;

  •
  liability for environmental and restoration obligations;

  •
  anticipated amount of production and percentage of liquids production;

  •
  anticipated amount and allocation of forecasted capital expenditures and plans for funding capital expenditures and operating expenses;

  •
  ability to modify future capital expenditures;

  •
  the Wattenberg Field being the most prospective area of the Niobrara formation;

  •
  compliance with debt covenants;

  •
  ability to satisfy obligations related to ongoing operations;

  •
  access to adequate gathering systems and pipeline take-away capacity to execute our drilling program;

  •
  impact from high gas gathering pipeline pressures and emission compliance on production and results of operations;

  •
  fair value measurements;

  •
  estimated discount rate;

  •
  inflationary pressures;

  •
  natural gas, oil and NGL prices and factors affecting the volatility of such prices;

  •
  the ability to use derivative instruments to manage commodity price risk and its impact on our cash flows;

  •
  creditworthiness of counterparties and the impact of a counterparty's failure to perform;

  •
  change in internal controls and risk factors;

  •
  plans to drill or participate in wells;

  •
  loss of any purchaser of our products;

  •
  compliance with local, state and federal regulation;

  •
  our ability to replace oil and natural gas reserves;

  •
  impact of recently issued accounting pronouncements;

  •
  sufficiency of our cash on hand, cash flow from operating activities and availability under our revolving credit facility to fund our planned capital expenditures and operating expenses and comply with our debt covenants; and

  •
  other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations or pricing.

        We have based these forward-looking statements on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining actual future results. The actual results or developments anticipated by these forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, and may not be realized or, even if substantially realized, may not have the expected consequences. Actual results could differ materially from those expressed or implied in the forward-looking statements.

        Factors that could cause actual results to differ materially include, but are not limited to, the following:

  •
  the risk factors discussed in this prospectus;

  •
  declines or volatility in the prices we receive for our oil, liquids and natural gas;

  •
  general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business;

  •
  the continuing global economic slowdown that has and may continue to adversely affect consumption of oil and natural gas by businesses and consumers;

  •
  ability of our customers to meet their obligations to us;

  •
  our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fully develop our undeveloped acreage positions;

  •
  the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;

  •
  uncertainties associated with estimates of proved oil and gas reserves and, in particular, probable and possible resources;

  •
  the possibility that the industry may be subject to future regulatory or legislative actions (including additional taxes and changes in environmental regulation);

  •
  environmental risks;

  •
  seasonal weather conditions and lease stipulations;

  •
  drilling and operating risks, including the risks associated with the employment of horizontal drilling techniques;

  •
  ability to acquire adequate supplies of water for drilling operations;

  •
  availability of oilfield equipment, services and personnel;

  •
  exploration and development risks;

  •
  competition in the oil and natural gas industry;

  •
  management's ability to execute our plans to meet our goals;

  •
  risks related to our derivative instruments;

  •
  our ability to retain key members of our senior management and key technical employees;

  •
  ability to maintain effective internal controls;

  •
  access to adequate gathering systems and pipeline take-away capacity to execute our drilling program;

  •
  our ability to secure firm transportation for oil and natural gas we produce and to sell the oil and natural gas at market prices;

  •
  costs and other risks associated with perfecting title for mineral rights in some of our properties;

  •
  continued hostilities in the Middle East and other sustained military campaigns or acts of terrorism or sabotage; and

  •
  other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations or pricing.

        All forward-looking statements speak only as of the date of this prospectus. We disclaim any obligation to update or revise these statements unless required by law, and you should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus and the documents incorporated by reference hereto are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under "Risk Factors" and elsewhere in this prospectus and in the section entitled "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2012 and any subsequently filed reports, which are incorporated by reference in this prospectus. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

 THE COMPANY

        We are an independent energy company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States. Our oil and liquids-weighted assets are concentrated primarily in the Wattenberg Field in Colorado and the Dorcheat Macedonia Field in southern Arkansas. For additional information about our business, operations and financial results, see the documents listed under "Where You Can Find More Information."

        We were incorporated under the laws of the State of Delaware on December 2, 2010. Our principal executive offices are located at 410 17th Street, Suite 1400, Denver, Colorado 80202. The telephone number at our principal executive offices is (720) 440-6100. Our website address is www.bonanzacrk.com. Information contained on our website is not deemed part of this prospectus.

RISK FACTORS

        Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2012 and, to the extent applicable, any subsequently filed reports, which are incorporated by reference in this prospectus, and other disclosures in those documents relating to risks that may affect us, including disclosures regarding commitments and contingencies in the notes to our financial statements. Also, please read "Cautionary Statement Regarding Forward-Looking Statements." Additional risk factors that you should carefully consider may be included in a prospectus supplement relating to an offering of securities by us or any related free writing prospectus.

        The risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein are not the only ones that we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be materially and adversely affected.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table contains a summary of our earnings to fixed charges for the periods indicated. You should read the ratio information below in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the notes thereto in our Annual Report on Form 10-K for year ended December 31, 2012 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2013, June 30, 2013 and September 30, 2013, which are incorporated by reference herein.

	Nine Months Ended September 30, 2013	Year Ended December 31,
		2012	2011	2010	2009		2008
Ratio of earnings to fixed charges	6.1x	19.0x	7.8x	1.4x	—	(1)	6.9x

(1)
For the year ended December 31, 2009, earnings were inadequate to cover fixed charges and the ratio of earnings to fixed charges therefore has not been presented for that period. The coverage deficiency necessary for the ratio of earnings to fixed charges to equal 1.00x (one-to-one coverage) was $130.2 million for the year ended December 31, 2009.

 USE OF PROCEEDS

        Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities by us in order to fund or accelerate development growth plans; refinance, in whole or in part, existing indebtedness; finance, in whole or in part, the costs of acquisitions or capital expenditures; or for general corporate purposes. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest the proceeds in short-term investments. The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

DESCRIPTION OF NOTES

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions" below. In this description, the term "the Company" refers only to Bonanza Creek Energy, Inc. and not to any of its Subsidiaries.

        The notes to be offered hereby (the "new notes") will be an additional issue under our existing indenture, dated April 9, 2013, among the Company, as issuer, the Guarantors, as guarantors, and Wells Fargo Bank, National Association, as trustee, with respect to our outstanding 6 3/4% Senior Notes due 2021. On April 9, 2013 we issued $300.0 million in aggregate principal amount of such notes in a private offering. On July 1, 2013, we consummated an exchange offer in which we issued notes registered with the SEC in exchange for these private notes. We refer to these registered notes as the "existing notes." The notes offered hereby together with the existing notes are collectively referred to herein as the "notes," except where the context indicates otherwise. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). Any notes offered hereby will be part of the same series as the existing notes and will have the same CUSIP number as the existing notes.

        The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, defines the rights of holders of the notes. Copies of the indenture are available as set forth below under "—Additional Information." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture.

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture, and all references to "holders" in this description are to registered holders of notes.

Brief Description of the Notes and the Note Guarantees

The Notes

        Like the existing notes, the new notes will be:

  •
  general unsecured obligations of the Company;

  •
  pari passu in right of payment with all existing and future senior Indebtedness of the Company (including the existing notes);

  •
  senior in right of payment to any future subordinated Indebtedness of the Company; and

  •
  unconditionally guaranteed by the Guarantors.

Like the existing notes, the new notes will be effectively subordinated to all borrowings and other obligations under the Credit Agreement and other secured Indebtedness to the extent of the value of the collateral securing such Indebtedness, and structurally subordinated to all indebtedness and other liabilities of our Subsidiaries that do not guarantee the notes. See "Risk Factors—Risks Related to the Notes—The notes and the guarantees will be unsecured obligations and will be effectively subordinated to all of our existing and future secured indebtedness and structurally subordinated to the existing and future indebtedness of any non-guarantor subsidiaries."

The Note Guarantees

        All of the Company's Domestic Subsidiaries currently guarantee the existing notes, and initially, the new notes will also be guaranteed by all of the Company's Domestic Subsidiaries.

        Like each guarantee of the existing notes, each guarantee of the notes offered hereby will be:

  •
  a general unsecured obligation of the Guarantor;

  •
  pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor; and

  •
  senior in right of payment to any future subordinated Indebtedness of that Guarantor.

        Like each guarantee of the existing notes, each guarantee of the notes offered hereby will be effectively subordinated to the Guarantor's guarantee of our borrowings and other obligations under the Credit Agreement and all other secured Indebtedness of the Guarantor to the extent of the value of the collateral securing such Indebtedness, and structurally subordinated to all indebtedness and other liabilities of our Subsidiaries that do not guarantee the notes.

        As of the issue date of the notes offered hereby, all of our Subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

        The Company issued the existing notes in an aggregate principal amount of $300.0 million on April 9, 2013. The Company may issue additional notes under the indenture from time to time after this offering. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The existing notes, the notes offered hereby and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless otherwise provided or the context otherwise requires, for all purposes of the indenture and this "Description of Notes," references to the notes include the existing notes, the notes offered hereby and any additional notes actually issued. The Company will issue the notes offered hereby in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on April 15, 2021.

        Interest on the notes will accrue at the rate of 6.75% per annum and will be payable semi-annually in arrears on April 15 and October 15. The first scheduled interest payment on the new notes is April 15, 2014. Interest on overdue principal and interest, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. The Company will make each interest payment to the holders of record on the immediately preceding April 1 and October 1.

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        The Company will make payments in respect of the notes represented by Global Notes as specified below under the caption "Same Day Settlement and Payment." If a holder of Certificated Notes has given wire transfer instructions to the Company, the Company will pay all principal of, premium, if any, on and interest, if any, on, that holder's notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and

State of New York unless the Company elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The trustee acts as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the holders of the notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Company will not be required to transfer or exchange any note selected for redemption. Also, the Company will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

  Note Guarantees

        Like the existing notes, the notes offered hereby initially will be guaranteed by each of the Company's current Domestic Subsidiaries. In the future, other Domestic Restricted Subsidiaries of the Company will be required to guarantee the notes under the circumstances described below under "—Certain Covenants—Additional Note Guarantees." These Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law, although this limitation may not be effective to prevent the Subsidiary Guarantees from being voided in bankruptcy. See "Risk Factors—Risks Related to the Notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."

        A Guarantor may not sell or otherwise dispose of, in one or more related transactions, all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

  (1)
  immediately after giving effect to such transaction or series of transactions, no Default or Event of Default exists; and

  (2)
  either:

  (a)
  the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor under its Note Guarantee and the indenture, pursuant to a supplemental indenture in form reasonably satisfactory to the trustee; or

  (b)
  such transaction or series of transactions does not violate the "Asset Sale" provisions of the indenture.

        The Note Guarantee of a Guarantor will be released:

  (1)
  in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted

    Subsidiary of the Company, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;

  (2)
  in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;

  (3)
  if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

  (4)
  upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge;" or

  (5)
  at such time as such Guarantor (a) does not Guarantee any Indebtedness of the Company or any other Guarantor other than the Notes (except as a result of payment under any such other Guarantee) and (b) is not a Domestic Subsidiary that is an obligor with respect to any Indebtedness under any Credit Facility.

        See "—Repurchase at the Option of Holders—Asset Sales."

Optional Redemption

        Except pursuant to the following paragraphs and as described in the final paragraph under "Repurchase at the Option of Holders—Change of Control," the notes will not be redeemable at the Company's option.

        At any time prior to April 15, 2016, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 106.75% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date), with an amount of cash not greater than the net cash proceeds of an Equity Offering; provided that:

  (1)
  at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

  (2)
  the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        At any time prior to April 15, 2017, the Company may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days' notice as provided in the indenture, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        On or after April 15, 2017, the Company may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed, to the date of redemption, if redeemed during the twelve-month period beginning on

April 15 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2017	103.375%
2018	101.688%
2019 and thereafter	100.000%

        Unless the Company defaults in the payment of the redemption price, or the redemption is conditioned upon the completion of an Equity Offering pursuant to the second paragraph under the caption "—Optional Redemption" and such offering is not so completed, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

        The Company is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs, each holder of notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a payment in cash (a "Change of Control Payment") equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to the date of purchase (the "Change of Control Purchase Date"), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes properly tendered prior to the expiration date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

        Promptly following the expiration of the Change of Control Offer, the Company will, to the extent lawful, accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, the Company will, on the Change of Control Purchase Date:

  (1)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (2)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

        The paying agent will promptly mail or wire transfer to each holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

        The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained in the indenture, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

        In the event that holders of not less than 90% in aggregate principal amount of the outstanding notes accept a Change of Control Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as described above) purchases all of the notes held by such holders, the Company will have the right, upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the notes that remain outstanding, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Asset Sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

  (2)
  at least 75% of the aggregate consideration received in the Asset Sale by the Company or a Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (2) only, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies against further liability;

  (b)
  any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are, within 30 days of the Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

  (c)
  any stock or assets of the kinds referred to in clauses (2) or (4) of the next paragraph of this covenant.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or any Restricted Subsidiary) may apply such Net Proceeds at its option to any combination of the following:

  (1)
  to repay, purchase, repurchase, redeem, defease or otherwise acquire, retire or terminate (a) Indebtedness and all other Obligations related thereto that are secured by a Lien or (b) Obligations under Indebtedness of a Restricted Subsidiary that is not a Guarantor (other than Indebtedness owed to the Issuer or another Restricted Subsidiary);

  (2)
  to acquire all or substantially all of the assets of, or any Capital Stock of, one or more other Persons primarily engaged in the Oil and Gas Business, if, after giving effect to any such acquisition of Capital Stock, such Person becomes a Restricted Subsidiary of the Company;

  (3)
  to make capital expenditures in respect of the Company's or any Restricted Subsidiary's Oil and Gas Business; or

  (4)
  to acquire other assets that are not classified as current assets under GAAP and that are used or useful in the Oil and Gas Business.

        The requirement of clauses (2) through (4) of the preceding paragraph shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to therein is entered into by the Company or any Restricted Subsidiary, as the case may be, with a Person other than an Affiliate of the Company within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within six months following the date such agreement is entered into.

        Pending the final application of any Net Proceeds, the Company (or any Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, within 10 business days thereof, the Company will make an offer (an "Asset Sale Offer") to all holders of notes, and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets, to purchase, prepay or redeem, on a pro rata basis, the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased, prepaid or redeemed on a pro rata basis (except that any notes represented by a note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate unless otherwise required by law), based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the Company so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

        The Credit Agreement contains, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. The exercise by the holders of notes of their right to require the Company to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Company. In the event a Change of Control or Asset Sale occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain a consent or repay those borrowings, the Company will remain prohibited from purchasing notes. In that case, the Company's failure to purchase tendered notes would constitute an Event of Default under the indenture, which could, in turn, constitute a default under the other indebtedness. Finally, the Company's ability to pay cash to the holders of notes upon a repurchase may be limited by the Company's then existing financial resources. See "Risk Factors—Risks Related to the Notes—We may not be able to repurchase the notes upon a change of control."

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form as discussed under "—Book-Entry, Delivery and Form," based on a method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates a pro rata selection as the trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

        No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional, except that any redemption pursuant to the second paragraph under the caption "—Optional Redemption" may, at the Company's discretion, be subject to completion of the related Equity Offering.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Suspension of Covenants if Notes Rated Investment Grade

        If on any date following the date of the indenture:

  (1)
  the notes are rated Baa3 or better by Moody's and BBB- or better by S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(a)(62) under the Exchange Act selected by the Company as a replacement agency); and

  (2)
  no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this prospectus will be suspended:

  (1)
  "—Repurchase at the Option of Holders—Asset Sales;"

  (2)
  "—Restricted Payments;"

  (3)
  "—Incurrence of Indebtedness and Issuance of Preferred Stock;"

  (4)
  "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;"

  (5)
  "—Designation of Restricted and Unrestricted Subsidiaries;"

  (6)
  "—Transactions with Affiliates;" and

  (7)
  clause (4) of the covenant described below under the caption "—Merger, Consolidation or Sale of Assets."

        During any period that the foregoing covenants have been suspended, the Company's Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described below under the caption "—Designation of Restricted and Unrestricted Subsidiaries" or the definition of "Unrestricted Subsidiary."

        Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB-, respectively, the foregoing covenants will be reinstituted as of and from the date of such rating decline. Calculations under the reinstated "Restricted Payments" covenant will be made as if the "Restricted Payments" covenant had been in effect since the date of the indenture except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended.

        There can be no assurance that the notes will ever achieve an investment grade rating or that any such rating will be maintained.

Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends, payments or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends, payments or distributions payable to the Company or a Restricted Subsidiary of the Company);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

  (3)
  make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except payments, purchases, redemptions, defeasances or other acquisitions or retirements within one year prior to the Stated Maturity thereof; or

  (4)
  make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

  (a)
  no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

  (b)
  the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (c)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since April 9, 2013 (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9) and (10) of the next succeeding paragraph), is less than the sum, without duplication, of:

  (1)
  50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from April 1, 2013 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

  (2)
  100% of the aggregate net cash proceeds and the Fair Market Value of property or securities other than cash (including (A) Equity Interests of Persons engaged primarily in the Oil and Gas Business other than the Company or a Subsidiary of the Company and (B) assets used in the Oil and Gas Business), in each case received by the Company since April 9, 2013 as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests of the Company or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company, in each case that have been converted into or exchanged for Qualifying Equity Interests of the Company (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary (unless such loans have been repaid with cash on or prior to the date of determination)); plus

    (3)
    to the extent not already included in Consolidated Net Income for such period, if any Restricted Investment that was made by the Company or any of its Restricted Subsidiaries after April 9, 2013 is sold for cash (other than to the Company or any Subsidiary of the Company) or otherwise cancelled, released, liquidated or repaid for cash, the cash return of capital or other reduction with respect to such Restricted Investment resulting from such sale, liquidation, cancellation, release or repayment (less any out-of-pocket costs incurred in connection with any such transaction); plus

    (4)
    the amount by which any Indebtedness of the Company or its Restricted Subsidiaries (other than any Indebtedness which by its terms is subordinated in right of payment to the notes or Note Guarantees) is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to April 9, 2013 of any such Indebtedness of the Company or its Restricted Subsidiaries for or into Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property (other than such Equity Interests), distributed by the Company upon such conversion or exchange and excluding the net cash proceeds from the conversion or exchange financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary), together with the net proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon such conversion or exchange; plus

    (5)
    to the extent that any Unrestricted Subsidiary of the Company designated as such after April 9, 2013 is redesignated as a Restricted Subsidiary pursuant to the terms of the indenture, or any Unrestricted Subsidiary of the Company or other Person in which the Company or a Restricted Subsidiary has a Restricted Investment is merged or consolidated with or into, or transfers or otherwise disposes of all or substantially all of its properties or assets to or is liquidated into, the Company or a Restricted Subsidiary, or such other Person becomes a Restricted Subsidiary, after April 9, 2013, the lesser of, as of the date of such redesignation or other event, (A) the Fair Market Value of the Company's Restricted Investment in such Person (or of the properties or assets disposed of, as applicable) as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation and (B) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after April 9, 2013 or, in the case of any other Person, the date such Restricted Investment was originally made; plus

    (6)
    50% of any dividends received in cash by the Company or a Restricted Subsidiary of the Company that is a Guarantor after April 9, 2013 from an Unrestricted Subsidiary of the

      Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

        The preceding provisions will not prohibit:

  (1)
  the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

  (2)
  the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (c)(2) of the preceding paragraph and will not be considered to be net cash proceeds from an Equity Offering for purposes of the "Optional Redemption" provisions of the indenture;

  (3)
  the declaration and payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

  (4)
  the payment on or purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the notes or to any Note Guarantee in exchange for, or out of or with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

  (5)
  so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries (or their respective estates, heirs, family members, spouses, former spouses or beneficiaries under their estates or other permitted transferees) pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests (excluding amounts representing cancellation of Indebtedness) may not exceed $2.5 million in any fiscal year plus, to the extent not previously applied or included, the net cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the date of the indenture;

  (6)
  the repurchase of Equity Interests deemed to occur upon the exercise of stock or other equity options to the extent such Equity Interests represent a portion of the exercise price of those stock or other equity options and any repurchase or other acquisition of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants, incentives or other rights to acquire Equity Interests;

  (7)
  so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any preferred stock of any Restricted Subsidiary of the Company issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;"

  (8)
  payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

  (9)
  the payment, purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness in accordance with provisions substantially similar to those described under the captions "Repurchase at the Option of Holders—Change of Control" and "Repurchase at the Option of Holders—Asset Sales"; provided that prior to such payment, purchase, redemption, defeasance or other acquisition, all notes tendered by holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been purchased, redeemed or otherwise acquired for value in accordance with the terms of the indenture;

  (10)
  payments to dissenting stockholders of the Company not to exceed $5.0 million in the aggregate made (A) pursuant to applicable law or (B) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction not prohibited by the indenture; and

  (11)
  so long as no Default or Event of Default has occurred and is continuing or would result therefrom, other Restricted Payments in an aggregate amount not to exceed $25.0 million since April 9, 2013.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend, on the date of declaration) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined, in the case of amounts under $25.0 million, by an officer of the Company and, in the case of amounts of $25.0 million or more, by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the trustee.

Incurrence of Indebtedness and Issuance of Preferred Stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock or Preferred Stock, as applicable (collectively, "Permitted Debt"):

  (1)
  the incurrence by the Company or any of the Guarantors of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) not to exceed the greater of (a) $300.0 million and (b) 35% of the Company's Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness;

  (2)
  the incurrence by the Company and its Restricted Subsidiaries of (a) the Existing Indebtedness and (b) Permitted Acquisition Indebtedness;

  (3)
  the incurrence by the Company and the Guarantors of Indebtedness represented by the existing notes (but not the notes offered hereby or any other additional notes) and the related Note Guarantees issued on April 9, 2013 and the exchange notes and the related Note Guarantees issued pursuant to the registration rights agreement related thereto;

  (4)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater, at any one time outstanding, of (a) $20.0 million and (b) 2.5% of the Company's Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness;

  (5)
  the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (8), (13), (15) or (16) of this paragraph;

  (6)
  the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

  (a)
  if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, if such Indebtedness is not unsecured and expressly subordinated in right of payment to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor, then the incurrence of such Indebtedness will be deemed, and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

  (a)
  any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

  (b)
  any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

    will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

  (8)
  the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

  (9)
  the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company, to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to the notes, then the Guarantee must be subordinated to the same extent as the Indebtedness guaranteed;

  (10)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of self-insurance obligations or bid, plugging and abandonment, appeal, reimbursement, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations and workers' compensation claims in the ordinary course of business;

  (11)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

  (12)
  the incurrence by the Company or any of its Restricted Subsidiaries of in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

  (13)
  any obligation arising from agreements of the Company or any Restricted Subsidiary of the Company providing for indemnification, contribution, adjustment of purchase price, earn-outs, deferred compensation or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Subsidiary in a transaction permitted by the indenture, provided such obligation is not reflected on the face of the balance sheet of the Company or any Restricted Subsidiary;

  (14)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of the financing of insurance premiums with the providers of such insurance or their Affiliates in the ordinary course of business;

  (15)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness representing deferred compensation to employees of the Company or any Subsidiary of the Company incurred in the ordinary course of business (including those incurred in connection with any acquisition); and

  (16)
  the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance by the Company of any Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any

    Indebtedness incurred pursuant to this clause (16), not to exceed the greater of (a) $30.0 million and (b) 3.5% of the Company's Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence or issuance.

        The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured, secured with different collateral or to a greater or lesser extent or priority or by virtue of structural subordination, maturity date or being guaranteed by less than all guarantors of such other Indebtedness.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to divide, classify and reclassify such item of Indebtedness on the date of its incurrence, or later redivide or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock and unrealized losses or charges in respect of Hedging Obligations, in each case will be deemed not to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values or unrealized losses or charges in respect thereof.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

  (2)
  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

  (3)
  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

  (a)
  the Fair Market Value of such assets at the date of determination; and

  (b)
  the amount of the Indebtedness of the other Person.

Liens

        The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless all payments due to the holders under the indenture and the notes are secured on an equal and ratable basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries; provided that (i) the priority that any series of preferred stock of a Restricted Subsidiary has in receiving dividends or liquidating distributions before dividends or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this covenant and (ii) the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make payments with respect to such loans or advances;

  (2)
  make loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

  (3)
  sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  the Credit Agreement and other agreements governing Existing Indebtedness as in effect on the date of the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances and restrictions contained in such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

  (2)
  the indenture, the notes and the Note Guarantees;

  (3)
  agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances and restrictions therein are not materially more restrictive, taken as a whole, than those contained in the indenture, the notes and the Note Guarantees or the Credit Agreement as in effect on the date of the indenture, whichever is more restrictive;

  (4)
  applicable law, rule, regulation, order, approval, governmental license, permit or similar restriction;

  (5)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

  (6)
  customary non-assignment provisions in purchase and sale or exchange agreements for Hydrocarbons, agreements of the types described in Permitted Business Investments or similar operational agreements, or in licenses, easements leases or other contracts, in each case, entered into in the ordinary course of business;

  (7)
  agreements governing purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

  (8)
  any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

  (9)
  agreements governing Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (10)
  agreements governing Liens permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (11)
  provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Company's Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

  (12)
  agreements governing Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;

  (13)
  any agreement with respect to any property or asset acquired after the date of the indenture (including by merger or consolidation) as in effect at the time of such acquisition (except to the extent such agreement was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any property or assets other than the property or assets so acquired; and

  (14)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

        In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such encumbrance or restriction, an encumbrance or restriction on a specified asset or property or group or type of assets or property may also apply to all improvements, additions, repairs, attachments and accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

Merger, Consolidation or Sale of Assets

        The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

  (1)
  either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the notes and the indenture pursuant to a supplemental indenture or other agreements reasonably satisfactory to the trustee;

  (3)
  immediately after such transaction, no Default or Event of Default exists;

  (4)
  the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" or (b) have had a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio for the Company for such four-quarter period; and

  (5)
  the Company has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture, if any, comply with the indenture.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries. Clauses (3) and (4) of the first paragraph of this covenant will not apply to any merger or consolidation of the Company with or into, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the Company's properties or assets to, a Guarantor solely for the purpose of reincorporating the Company in another jurisdiction.

Transactions with Affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with (which term, for purposes of this covenant, shall include ", or for the benefit of" where appropriate in the context), any Affiliate of the Company (each, an "Affiliate Transaction"), unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Company's Board of Directors, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; and

  (2)
  the Company delivers to the trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors of the Company set forth in an officers' certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items will be deemed not to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment or consulting agreement, employee benefit plan, officer or director indemnification, compensation or severance agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

  (2)
  transactions between or among the Company and/or its Restricted Subsidiaries;

  (3)
  transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

  (4)
  payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

  (5)
  any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company and the granting of registration and other customary rights in connection therewith;

  (6)
  Permitted Investments and Restricted Payments (and any other payments excluded from such definitions or their component definitions) that do not violate the provisions of the indenture described above under the caption "—Restricted Payments";

  (7)
  transactions effected in accordance with the terms of the agreements described in the offering memorandum related to the existing notes under the caption "Transactions with Related Parties," as such agreements are in effect on the date of the indenture and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is not materially less advantageous to the Company, taken as a whole, than the agreement so amended or replaced;

  (8)
  loans or advances to employees for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business permitted under clause (8) of the definition of Permitted Investments;

  (9)
  any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an accounting, appraisal, advisory or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unaffiliated Person;

  (10)
  in the case of contracts for exploiting, exploring for, acquiring, developing, producing, operating, processing, gathering, marketing, distributing, treating, selling, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts entered into in the ordinary course of business and otherwise in compliance with the terms of the indenture (a) that, in the good faith determination of the Board of Directors of the Company or the senior management thereof, are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person and (b) with respect to which the Company has complied with clauses 2(a) and 2(b) of the prior paragraph; and

  (11)
  transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture that, in the good faith judgment of the Board of Directors or senior management of the Company, are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person.

Business Activities

        The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

        If, after the date of the indenture, any Subsidiary of the Company (including any Subsidiary acquired or created after the date of the indenture) that is not already a Guarantor (1) guarantees any Indebtedness of the Company or any Guarantor or (2) is a Domestic Subsidiary and is an obligor with respect to any Indebtedness under any Credit Facility, then, in either case, that Subsidiary will become a Guarantor by executing a supplemental indenture and delivering an opinion of counsel satisfactory to the trustee within 30 business days after the date that Subsidiary guaranteed or became obligated with respect to such Indebtedness.

Designation of Restricted and Unrestricted Subsidiaries

        Except during any period that certain covenants have been suspended as described above under "—Suspension of Covenants if Notes Rated Investment Grade," the Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Restricted Payments" or represent a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," the Company will be in default of such covenant.

        The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if: (1) such Indebtedness is permitted under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

        The Company will not, and will not permit any of its Restricted Subsidiaries to, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

        Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Company will furnish (whether through hard copy or Internet access) to the holders of notes or cause the trustee to furnish to the holders of notes (or file or furnish, as applicable, with the SEC for public availability), within the time periods specified in the SEC's rules and regulations which are applicable to the Company (or which would be applicable to the Company, in the event the Company is not so required), after giving effect to all applicable extensions and cure periods:

  (1)
  all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. In addition, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports and to the Company (or which would be applicable to the Company, if the Company were required to file such reports), after giving effect to all applicable extensions and cure periods (unless the SEC will not accept such a filing). Each filing will be deemed to satisfy the Company's obligation to furnish the filed information or report to the holders.

        If the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

        This covenant will not impose any duty on the Company under the Sarbanes-Oxley Act of 2002 and the related SEC rules that would not otherwise be applicable.

        Any reports, information or documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system shall be deemed filed with the trustee and furnished to the holders of the notes and securities analysts as required pursuant to this covenant.

Events of Default and Remedies

        Each of the following is an "Event of Default":

  (1)
  default for 30 days in the payment when due of interest, if any, on the notes;

  (2)
  default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

  (3)
  failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control," "—Repurchase at the Option of Holders—Asset Sales," "—Certain Covenants—Restricted Payments," "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" or "—Certain Covenants—Merger, Consolidation or Sale of Assets;"

  (4)
  failure by the Company or any of its Restricted Subsidiaries for 60 days (or, in the case of the provisions described under the caption "—Reports," 120 days) after notice to the Company by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with any of the other agreements in the indenture;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the

    Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

    (a)
    is caused by a failure to pay principal of, premium, if any, on, or interest, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

    (b)
    results in the acceleration of such Indebtedness prior to its express maturity,

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; provided, however, if, prior to any acceleration of the notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid in full, any Default or Event of Default (but not any acceleration of the notes) caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

  (6)
  failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed, for a period of 60 days;

  (7)
  except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

  (8)
  certain events of bankruptcy or insolvency described in the indenture with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default known to it if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium, if any, on, interest, if any, on the notes.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the trustee written notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in aggregate principal amount of the then outstanding notes make a written request to the trustee to pursue the remedy;

  (3)
  such holder or holders offer and, if requested, provide to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

  (4)
  the trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

  (5)
  during such 60-day period, holders of a majority in aggregate principal amount of the then outstanding notes do not give the trustee a direction inconsistent with such request.

        The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the notes.

        The Company is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon any officer of the Company becoming aware of any Default or Event of Default, the Company is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers' certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, on, or interest, if any, on, such notes when such payments are due from the trust referred to below;

  (2)
  the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee under the indenture, and the Company's and the Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance and Covenant Defeasance provisions of the indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, all Events of

Default described under "—Events of Default and Remedies" (except those relating to payments on the notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants (or, if two or more of any nationally recognized investment banks, appraisal firms or firms of independents accountants decline to issue such opinion after the Company has made reasonable efforts to obtain such an opinion, in the opinion of the Company's chief financial officer), to pay the principal of, premium on, if any, and interest, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Company must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Company must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

  (6)
  the Company must deliver to the trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

  (7)
  the Company must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, on, or interest, if any, on, the notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture, the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

  (1)
  reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the redemption or repurchase of the notes (except those provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest, including default interest, on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, premium, if any, on, or interest, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, premium, if any, on, or interest, if any, on, the notes (other than as permitted by clause (7) below);

  (7)
  waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

  (9)
  make any change in the preceding amendment, supplement and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of notes, the Company, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

  (1)
  to cure any ambiguity, omission, mistake, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of the Company's or a Guarantor's obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets, as applicable;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any holder;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  (6)
  to conform the text of the indenture, the notes or the Note Guarantees to any provision of this Description of the Notes;

  (7)
  to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture;

  (8)
  to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

  (9)
  to secure the notes or the Note Guarantees pursuant to the requirements of the covenant described above under the subheading "—Certain Covenants—Liens";

  (10)
  to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in the indenture; or

  (11)
  to evidence or provide for the acceptance of appointment under the indenture of a successor trustee.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver under the indenture requiring the approval of the holders becomes effective, the Company will mail to the holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the indenture), when:

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal of, premium, if any, on, or interest, if any, on, the notes to the date of maturity or redemption;

  (2)
  in respect of clause 1(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

  (3)
  the Company or any Guarantor has paid or caused to be paid all other sums payable by it under the indenture; and

  (4)
  the Company has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

        In addition, the Company must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        Wells Fargo Bank, N.A. is the Trustee under the indenture.

        If the trustee becomes a creditor of the Company or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default has occurred and is continuing, the trustee is required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee reasonable indemnity or security reasonably satisfactory to it against any loss, liability or expense.

Governing Law

        The indenture, the notes and the Note Guarantees are governed by, and will be construed in accordance with, the laws of the State of New York.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to Bonanza Creek Energy, Inc., 410 17th Street, Suite 1400, Denver, Colorado, 80202, Attention: Investor Relations.

Book-Entry, Delivery and Form

        The new notes will be issued initially only in the form of one or more global notes (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held only through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC), unless transferred to a person that takes delivery through a Global Note in accordance with the certification requirements described below.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

        In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Company that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Euroclear and

Clearstream will hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some jurisdictions may require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, premium, if any, on, and interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company, the Guarantors and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, none of the Company, the Guarantors, the trustee or any agent of the Company, the Guarantors or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee, the Company or the Guarantors. None of the Company, the Guarantors or the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        DTC has advised the Company that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes if:

  (1)
  DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary within 90 days;

  (2)
  the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

  (3)
  there has occurred and is continuing a Default or Event of Default with respect to the notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

        Certificated Notes may not be exchanged for beneficial interests in any Global Note except in the limited circumstances provided in the indenture.

Same Day Settlement and Payment

        The Company will make payments in respect of the notes represented by the Global Notes, including principal, premium, if any, and interest, if any, by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, premium, if any, and interest, if any, with respect to Certificated Notes in the manner described above under "—Methods of Receiving Payments on the Notes." The notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination,

  (1)
  the sum of:

  (a)
  the discounted future net revenues from proved oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines (before any state or federal income taxes) as estimated in a reserve report prepared as of the end of the Company's most recently completed fiscal year, which reserve report is prepared, audited or reviewed by independent petroleum engineers as to proved reserves accounting for at least 80% of all such discounted future net revenues and by the Company's petroleum engineers with respect to any other proved reserves covered by such report, as increased by, as of the date of determination, the estimated discounted future net revenues from:

  (i)
  estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries acquired since the date of such year-end reserve report, and

  (ii)
  estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since the date of such year-end reserve report due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, and decreased by, as of the date of determination, the discounted future net revenue attributable to:

      (iii)
      estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such year-end reserve report, and

      (iv)
      reductions in estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report attributable to downward revisions of estimates of proved oil and natural gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions;

      in the case of the preceding clauses (i) through (iv), calculated on a pre-tax basis and in accordance with SEC guidelines (utilizing the prices utilized in such Person's year-end reserve report); provided, however, that in the case of each of the determinations made pursuant to clauses (i) through (iv), such increases and decreases shall be as estimated by the Company's petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;

    (b)
    the capitalized costs that are attributable to Oil and Gas Properties of the Company and its Restricted Subsidiaries to which no proved oil and natural gas reserves are attributable, based on the Company's books and records as of a date no earlier than the last day of the Company's most recent quarterly or annual period for which internal financial statements are available,

    (c)
    the Consolidated Net Working Capital of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the Company's most recent quarterly or annual period for which internal financial statements are available; and

    (d)
    the greater of:

    (i)
    the net book value and

    (ii)
    the appraised value, as estimated by independent appraisers,

      of other tangible assets (including Investments in unconsolidated Subsidiaries), in each case, of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the Company's most recent quarterly or annual period for which internal financial statements are available; provided that if no such appraisal has been performed, the Company shall not be required to obtain such an appraisal and only clause (d)(i) of this definition shall apply, minus, to the extent not otherwise taken into account in the immediately preceding clause (1),

  (2)
  the sum of

  (a)
  minority interests,

  (b)
  to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets, any net gas balancing liabilities of the Company and its Restricted Subsidiaries as of the last day of the Company's most recent annual or quarterly period for which internal financial statements are available;

  (c)
  to the extent included in clause (1)(a) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company's year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto, and

    (d)
    the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (1)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

        If the Company changes its method of accounting from the successful efforts method to the full cost method or a similar method of accounting, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if the Company were still using the successful efforts method of accounting.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. Unless otherwise specified or the context shall otherwise require, each reference to an "Affiliate" will refer to an Affiliate of the Company.

        "Applicable Premium" means, with respect to any note on any redemption date, the greater of:

  (1)
  1.0% of the principal amount of the note; or

  (2)
  the excess of:

  (a)
  the present value at such redemption date of (i) the redemption price of the note at April 15, 2017 (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption") plus (ii) all required interest payments due on the note through April 15, 2017 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months); over

  (b)
  the principal amount of the note.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance, transfer or other disposition (each, a "disposition") of any assets or rights by the Company or any of the Company's Restricted Subsidiaries; provided that the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale by the Company or any of the Company's Restricted Subsidiaries of Equity Interests in any of the Company's Subsidiaries.

        Notwithstanding the preceding, each of the following items will be deemed not to be an Asset Sale:

  (1)
  any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;

  (2)
  a disposition of assets between or among the Company and its Restricted Subsidiaries;

  (3)
  an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

  (4)
  the disposition of products, services or accounts receivable in the ordinary course of business and any disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);

  (5)
  licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;

  (6)
  any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

  (7)
  the granting of Liens not prohibited by the covenant described above under the caption "—Liens;"

  (8)
  the disposition of cash or Cash Equivalents or other financial instruments (other than Oil and Gas Hedging Contracts);

  (9)
  a Restricted Payment that does not violate the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment;

  (10)
  a disposition of Hydrocarbons, sand or other mineral products in the ordinary course of business;

  (11)
  an Asset Swap;

  (12)
  dispositions of crude oil and natural gas properties, provided that at the time of any such disposition such properties do not have associated with them any proved reserves;

  (13)
  any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

  (14)
  issuances and sales of directors' qualifying shares and other Capital Stock in Restricted Subsidiaries issued to foreign governments, foreign individuals or other third parties to the extent required by applicable law; and

  (15)
  farmouts of undeveloped oil and gas properties, deemed transfers of working interests under any joint operating agreement as the result of electing (or being deemed to have elected) not to participate in the drilling operations for a new well, and assignments under pooling or unitization agreements or other contracts that are customary in the Oil and Gas Business.

        "Asset Sale Offer" has the meaning assigned to that term under the caption "—Repurchase at the Option of Holders—Asset Sales."

        "Asset Swap" means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in the Oil and Gas Business between the Company or any of its Restricted Subsidiaries and another Person; provided, that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary, and provided further that any net cash received must be applied in accordance with the provisions described above under the caption "—Repurchase at the Option of Holders—Asset Sales" if then in effect.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

  (2)
  with respect to a partnership, the Board of Directors of a general partner of the partnership;

  (3)
  with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than 12 months from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight and demand bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within nine months after the date of acquisition; and

  (6)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any "person" (as that term is used in Section 13(d)(3) of the Exchange Act));

  (2)
  the adoption of a plan relating to the liquidation or dissolution of the Company; or

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any "person" (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares.

        "Change of Control Offer" means an offer by the Company to repurchase notes as described in the first paragraph under the caption "—Repurchase at the Option of Holders—Change of Control."

        "Consolidated EBITDAX" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

  (1)
  an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with any Asset Sale, or the disposition of securities or the early extinguishment of Indebtedness, to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (2)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (3)
  the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

  (4)
  depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

  (5)
  if such Person accounts for its oil and gas operations using successful efforts or a similar method of accounting, consolidated exploration expense of such Person and its Restricted Subsidiaries; plus

  (6)
  any reasonable expenses and charges related to any Permitted Investment, acquisition, disposition, Equity Offering, recapitalization, or issuance or incurrence of Indebtedness permitted to be incurred under the indenture (in each case, whether or not successful); minus

  (7)
  non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; and minus

  (8)
  to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

  (1)
  all extraordinary gains (or losses) and all gains (or losses) realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

  (2)
  the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the specified Person (or, in the case of a loss for such period, only to the extent of the aggregate cash or fair market value of property contributed to such Person by the Company or any Restricted Subsidiary during such period);

  (3)
  the net income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

  (4)
  the cumulative effect of a change in accounting principles will be excluded;

  (5)
  unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation, those resulting from the application of FASB ASC 815, will be excluded;

  (6)
  any asset impairment or writedown on or related to Oil and Gas Properties under GAAP or SEC guidelines will be excluded; and

  (7)
  non-cash charges relating to grants of performance shares, stock options, stock awards, stock purchase agreements or management compensation plans for officers, directors, employees or consultants of the Company or a Restricted Subsidiary of the Company (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) to the extent that such non-cash charges are deducted in computing such Consolidated Net Income will be excluded; provided that if the Company or any Restricted Subsidiary of the Company makes a cash payment in respect of a non-cash charge in any period, such cash payment shall (without duplication) be deducted from the Consolidated Net Income of the Company for such period.

        "Consolidated Net Working Capital" of any Person as of any date of determination means (a) all current assets of such Person and its Restricted Subsidiaries except current assets from Oil and Gas Hedging Contracts, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and gas properties and (iii) any current liabilities from Oil and Gas Hedging Contracts, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB ASC 815).

        "continuing" means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

        "Credit Agreement" means that certain Credit Agreement, dated as of March 29, 2011, as amended to date, by and among the Company, as borrower, KeyBank National Association, as administrative agent and issuing lender, and certain financial institutions, as lenders, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, capital market financings, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the

Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments." The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

        "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

        "Equity Interests" of any Person means (1) any and all Capital Stock of such Person and (2) all warrants, options or other rights to purchase (whether or not currently exercisable), or participations or other equivalents of or interests in (however designated) such Capital Stock of such Person (but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests).

        "Equity Offering" means a public or private sale of Equity Interests of the Company by the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) made for cash on a primary basis by the Company after the date of the indenture.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Existing Indebtedness" means all Indebtedness of the Company and its Restricted Subsidiaries (other than (i) Indebtedness under the Credit Agreement and (ii) Indebtedness described in item (iii) of the second paragraph under the heading "—Incurrence of Indebtedness and Issuance of Preferred Stock") in existence on the date of the indenture, until such amounts are repaid.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by senior management of the Company or, in the case of any determination of value in excess of $25.0 million, the Board of Directors of the Company (in each case, unless otherwise provided in the indenture).

        "FASB ASC 815" means Financial Accounting Standards Board Accounting Standards Codification 815.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated EBITDAX of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

  (2)
  the Consolidated EBITDAX attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

  (4)
  any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

  (5)
  any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

  (6)
  if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date of 12 months or more, or, if the remaining term is less than 12 months, taking such Hedging Obligation into account on a proportional basis).

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings) and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

  (2)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  any interest on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

  (4)
  all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, in each case, determined on a consolidated basis in accordance with GAAP.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on the date of the indenture.

        "Government Securities" means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (1) and (2) above, are not callable or redeemable at the option of the issuers thereof; or (3) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Securities or a specific payment of interest on or principal of any such U.S. Government Securities held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Security evidenced by such depository receipt.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). When used as a verb, "Guarantee" has a correlative meaning.

        "Guarantors" means any Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

  (2)
  other agreements or arrangements designed to manage interest rates or interest rate risk; and

  (3)
  Oil and Gas Hedging Contracts.

        "Hydrocarbons" means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and other minerals or products commonly created, recovered or produced in association therewith or refined or processed therefrom.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3)
  in respect of banker's acceptances;

  (4)
  representing Capital Lease Obligations;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed;

  (6)
  representing any Hedging Obligations; or

  (7)
  in respect of any Guarantee by such Person of production or payment with respect to a Production Payment (but not any other contractual obligation in respect of such Production Payment),

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

        Notwithstanding the foregoing, "Indebtedness" shall not include:

  (1)
  any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;

  (2)
  in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

  (3)
  any obligation arising from agreements of the Company or any Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Subsidiary in a transaction permitted by the indenture, provided such obligation is not reflected on the face of the balance sheet of the Company or any Restricted Subsidiary of the Company; or

  (4)
  except as provided in clause (7) in the preceding paragraph, any obligation in respect of any Production Payments and Reserve Sales.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, payroll, travel and similar advances to officers, employees, directors, consultants and others made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities (excluding any interest in an oil or natural gas leasehold to the extent constituting a security under applicable law), together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Moody's" means Moody's Investors Service, Inc. and any successor to the ratings business thereof.

        "Net Proceeds" means cash in an amount equal to the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (and all other Obligations related thereto), other than revolving credit Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for sale price adjustment, indemnification or retained liability obligations in respect of the sale price of such assets or such Asset Sale established in accordance with GAAP, and all distributions and other payments required to be made to minority interest holders in Subsidiaries or to holders of royalty or similar interests as a result of such Asset Sale. Notwithstanding any other provision of the indenture, tracing of proceeds from an Asset Sale is not required, and the Company and its Restricted Subsidiaries may use other cash in an equivalent amount in lieu of such proceeds in satisfaction of the requirements of the covenant described under "—Repurchase at the Option of Holders—Asset Sales."

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

  (2)
  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

        "Note Guarantee" means the Guarantee by each Guarantor of the Company's obligations under the indenture and the notes, contained in or executed pursuant to the provisions of the indenture.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Oil and Gas Business" means (i) the acquisition, exploration, development, production, operation and disposition of interests in Hydrocarbon and other minerals, (ii) the gathering, distributing, marketing, treating, processing (but not refining), storage, selling, transporting and other handling of any production from such interests or properties, (iii) any business relating to any of the activities described in clauses (i) and (ii) of this definition conducted with respect to Hydrocarbons and other minerals and products commonly created, used, recovered or produced in association therewith and (iv) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (i) through (iii) of this definition.

        "Oil and Gas Hedging Contracts" means any puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons (or related revenues or costs, including basis) to be used, produced, processed or sold by the Company or any of its Restricted Subsidiaries that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbons prices and not for speculative purposes.

        "Oil and Gas Properties" means all properties, including equity or other ownership interest therein, owned by such Person or any of its Restricted Subsidiaries which contain or are believed to contain "proved oil and gas reserves" as defined in Rule 4-10 of Regulation S-X of the Securities Act.

        "Permitted Acquisition Indebtedness" means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock (a) of a Person existing at the time such Person became a Restricted Subsidiary of the Company as a result of having been acquired; provided, such Indebtedness or Disqualified Stock was not incurred in contemplation of such acquisition or (b) of a Person that was merged or consolidated with or into the Company or any of its Restricted Subsidiaries that was not incurred in contemplated of such merger or consolidation; provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, as applicable, either:

  (1)
  immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Company or such Person (if the Company is not the survivor in the transaction) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," or

  (2)
  immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or such Person (if the Company is not the survivor in the transaction) would be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

        "Permitted Business Investments" means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, producing, operating, processing, gathering, marketing, distributing, treating, selling, transporting, storing or otherwise handling Hydrocarbons and other minerals and properties that contain or are believed to contain Hydrocarbons and other minerals, through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including, without limitation, (i) ownership interests in properties that contain or are believed to contain Hydrocarbons and other minerals or any interest therein or gathering, transportation, processing, storage or related systems or ancillary real property interests, in each case either directly or through entities the primary purpose of which is to own or operate any of the foregoing, and (ii) entry into and Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, contracts for the sale, transportation or exchange of oil and natural gas, production sharing agreements, processing agreements, farm-in agreements, farm-out agreements, developments agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), limited liability company agreements, subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements with third parties.

        "Permitted Investments" means:

  (1)
  any Investment in the Company or in a Restricted Subsidiary of the Company;

  (2)
  any Investment in cash and Cash Equivalents;

  (3)
  any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of the Company; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales," including pursuant to an Asset Swap;

  (5)
  any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

  (6)
  any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

  (7)
  Investments represented by Hedging Obligations;

  (8)
  loans or advances to officers, directors or employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company and consistent with past practice;

  (9)
  repurchases of the notes;

  (10)
  any guarantee of Indebtedness permitted to be incurred by the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" other than a guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company;

  (11)
  any Investment existing on, or made pursuant to a binding commitment existing on, the date of the indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the indenture or (b) as otherwise permitted under the indenture;

  (12)
  Investments acquired after the date of the indenture as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption "—Merger, Consolidation or Sale of Assets" after the date of the indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

  (13)
  Permitted Business Investments;

  (14)
  receivables owing to the Company or any Restricted Subsidiary of the Company created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary of the Company deems reasonable under the circumstances;

  (15)
  Investments constituting prepaid expenses or advances or extensions of credit to customers or suppliers in the ordinary course of business;

  (16)
  endorsements of negotiable instruments and documents in the ordinary course of business;

  (17)
  Investments in the form of pledges or deposits made in the ordinary course of business and constituting Permitted Liens; and

  (18)
  Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding that do not exceed the greater of (a) $20.0 million and (b) 2.5% of Adjusted Consolidated Net Tangible Assets determined as of the date such Investment is made.

        "Permitted Liens" means:

  (1)
  Liens on assets of the Company or any Guarantor securing Indebtedness and other Obligations under Credit Facilities that were permitted by the terms of the indenture to be incurred pursuant to clause (1) of the definition of Permitted Debt and/or securing Hedging Obligations related thereto and/or securing Obligations with regard to Treasury Management Arrangements;

  (2)
  Liens in favor of the Company or the Guarantors;

  (3)
  Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company;

  (4)
  Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

  (5)
  Liens to secure the performance of statutory or regulatory obligations, insurance, surety or appeal bonds, workers' compensation obligations, bid, plugging and abandonment and performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

  (6)
  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with or financed by such Indebtedness;

  (7)
  Liens existing on the date of the indenture;

  (8)
  Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

  (9)
  Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

  (a)
  the new Lien is limited to all or part of the same property and assets that secured, or, under the written agreements pursuant to which the original Lien arose, could secure, the original Lien; and

  (b)
  the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay accrued interest and any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

  (10)
  Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

  (11)
  filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

  (12)
  bankers' Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

  (13)
  Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

  (14)
  Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person's obligations in respect of bankers' acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (15)
  grants of software and other technology licenses in the ordinary course of business;

  (16)
  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

  (17)
  Liens in respect of Production Payments and Reserve Sales; provided, that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales;

  (18)
  Liens arising under oil and gas leases or subleases, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses and other agreements that are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

  (19)
  Liens to secure performance of Hedging Obligations of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes;

  (20)
  Liens imposed by law, including landlords', carriers', warehousemen's, mechanics', materialmen's and repairmen's Liens, or related contracts in the ordinary course of business, in each case for sums not overdue for more than 60 days (or which, if due and payable, are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof);

  (21)
  Liens for taxes, assessments or other governmental charges not overdue for more than 30 days (or which, if so overdue, are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof) or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and the Restricted Subsidiaries of the Company taken as a whole;

  (22)
  Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of the Company or any Restricted Subsidiary of the Company in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

  (23)
  survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of the Company or any Restricted Subsidiary of the Company or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or any Restricted Subsidiary of the Company;

  (24)
  leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary of the Company;

  (25)
  any interest or title of a lessor under any operating lease;

  (26)
  Liens on pipelines or pipeline facilities that arise by operation of law;

  (27)
  Liens arising under the indenture in favor of the trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the indenture, provided, that such Liens are solely for the benefit of the trustees, agents, or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

  (28)
  Liens (a) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired by the Company or any Restricted Subsidiary of the Company under clause (3) of the definition of "Permitted Investment" to be applied against the purchase price for such Investment, (b) consisting of an agreement to dispose of any property in a disposition permitted under the indenture and (c) on cash earnest money deposits made by the Company or any Restricted Subsidiary of the Company in connection with any letter of intent or purchase agreement permitted under the indenture;

  (29)
  Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Indebtedness that, at any one time outstanding, does not exceed the greater of (a) $20.0 million and (b) 2.5% of Adjusted Consolidated Net Tangible Assets of the Company determined as of the date such Lien is incurred; and

  (30)
  any Lien renewing, extending, refinancing or refunding a Lien permitted by this definition, provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to accrued interest and premium thereon and fees, costs and expenses incurred in connection therewith, and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby.

        In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such Lien, a Permitted Lien on a specified asset or property or group or type of assets or property may include Liens on all improvements, additions, repairs, attachments and accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees, costs and expenses, including premiums, incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness (a) has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and (b) has a final maturity date that is (i) later than the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (ii) more than 90 days after the final maturity date of the notes;

  (3)
  if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or the Note Guarantees, as applicable, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

  (4)
  such Indebtedness is incurred either by the Company or by the Restricted Subsidiary of the Company that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Production Payments" means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

        "Production Payments and Reserve Sales" means the grant or transfer by the Company or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or any of its Restricted Subsidiaries.

        "Qualifying Equity Interests" means Equity Interests of the Company other than (1) Disqualified Stock and (2) Equity Interests sold in an Equity Offering prior to the third anniversary of the date of the indenture that are eligible to be used to support an optional redemption of notes pursuant to the "Optional Redemption" provisions of the indenture.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Services, and any successor to the ratings business thereof.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        Unless otherwise specified or the context shall otherwise require, each reference to a "Subsidiary" will refer to a Subsidiary of the Company.

        "Treasury Management Arrangement" means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 15, 2017; provided, however, that if the period from the redemption date to April 15, 2017, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will (a) calculate the Treasury Rate on the second business day preceding the applicable redemption date and (b) prior to such redemption date file with the trustee an officers' certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

        "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  except as permitted by the covenant described above under the caption "—Certain Covenants—Transactions with Affiliates," is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

  (3)
  is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee would be released upon such designation.

        All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

        "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity that does not have a Board of Directors, Voting Stock means the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

PLAN OF DISTRIBUTION

        We may sell the senior notes offered hereby to one or more underwriters for public offering and sale by them or may sell the senior notes offered hereby to investors directly or through agents, which agents may be affiliated with us. Direct sales to investors may be accomplished through subscription offerings or through subscription rights distributed to our shareholders. In connection with subscription offerings or the distribution of subscription rights to shareholders, if all of the underlying senior notes offered hereby are not subscribed for, we may sell such unsubscribed senior notes to third parties directly or through agents and, in addition, whether or not all of the underlying senior notes are subscribed for, we may concurrently offer additional senior notes to third parties directly or through agents, which agents may be affiliated with us. Any underwriter or agent involved in the offer and sale of the senior notes will be named in the applicable prospectus supplement or related free writing prospectus.

        The distribution of the senior notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices related to the prevailing market prices at the time of sale or at negotiated prices, any of which may represent a discount from the prevailing market price. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the senior notes upon the terms and conditions set forth in the applicable prospectus supplement or related free writing prospectus. In connection with the sale of the senior notes, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of senior notes for whom they may act as agent. Underwriters may sell senior notes to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the senior notes, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement or related free writing prospectus. Underwriters, dealers and agents participating in the distribution of the senior notes may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the senior notes may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. Any such indemnification agreements will be described in the applicable prospectus supplement or related free writing prospectus.

        Some of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

 LEGAL MATTERS

        Mayer Brown LLP of Houston, Texas, has provided its opinion on the validity of the senior notes offered by this prospectus.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from Bonanza Creek Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of Bonanza Creek Energy Inc.'s internal controls over financial reporting, have been audited by Hein & Associates LLP, an independent registered public accounting firm, as set forth in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The historical oil and natural gas reserve information and related information included and incorporated by reference in this prospectus have been derived from engineering reports prepared by Cawley, Gillespie & Associates, Inc., an independent reserve engineering firm. The estimates have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Exchange Act, and in accordance therewith, we are required to file periodic reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us can be inspected and copied at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549 at the prescribed rates. The SEC also maintains a site on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. Please call 1-800-SEC-0330 for further information on the operation of the SEC's Public Reference Room.

        This prospectus omits certain information that is contained in the registration statement on file with the SEC, of which this prospectus is a part. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the registration statement. Each such statement is qualified in its entirety by such reference. The registration statement and the exhibits may be inspected without charge at the offices of the SEC or copies thereof obtained at prescribed rates from the public reference section of the SEC at the addresses set forth above.

 INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents we filed with the SEC (File number 000-35371) pursuant to the Exchange Act are incorporated herein by reference (excluding any information "furnished" on any Current Report on Form 8-K):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2013 incorporated by reference therein);

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;

  •
  our Current Reports on Form 8-K and on Form 8-K/A filed with the SEC on January 28, 2013, February 4, 2013, March 29, 2013, April 5, 2013, April 11, 2013, May 3, 2013, May 31, 2013, June 7, 2013, August 1, 2013, August 13, 2013, September 12, 2013 and November 8, 2013; and

  •
  our Definitive Proxy Statement, filed with the SEC on April 30, 2013.

        We incorporate by reference the documents listed above and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information "furnished" on any Current Report on Form 8-K), after the date on which the registration statement that includes this prospectus was initially filed with the SEC and until all offerings under this shelf registration statement are terminated. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may obtain free of charge, upon written or oral request, a copy of any or all of the information incorporated by reference in this prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for such copies should be directed to:

Bonanza Creek Energy, Inc.
Attention: Investor Relations
410 17th Street, Suite 1400
Denver, CO 80202
Phone: (720) 440-6100
ir@bonanzacrk.com

$200,000,000

6 3/4% Senior Notes due 2021

PROSPECTUS SUPPLEMENT

November 12, 2013

Joint Book-Running Managers

Wells Fargo Securities

J.P. Morgan

KeyBanc Capital Markets

RBC Capital Markets

BMO Capital Markets

Co-managers

BBVA

IBERIA Capital Partners L.L.C.

Scotiabank

SOCIETE GENERALE

Capital One Securities

Credit Agricole CIB

Global Hunter Securities

SunTrust Robinson Humphrey